Exhibit 2.1

                   AGREEMENT  AND  PLAN OF  MERGER
                              Between
                   MIDDLE  BAY  OIL  COMPANY,  INC.
                                And
                         NPC  ENERGY  CORP.



     THIS AGREEMENT AND PLAN OF MERGER (hereinafter referred to as the "Agreement") is made and entered into this 17th day of December, 1996, by and among MIDDLE BAY OIL COMPANY, INC., an Alabama corporation (hereinafter referred to as "Middle Bay"); NPC ENERGY CORP., an Oklahoma corporation (sometimes referred to herein as "NPC"); and BISON ENERGY CORPORATION, a Kansas corporation (hereinafter referred to as "Bison") (Middle Bay and NPC being sometimes referred to together herein as the "Constituent Corporations").


BACKGROUND  AND  PURPOSE

     A. Middle Bay is an independent oil and gas exploration company presently engaged in the exploration, development and production of oil and gas in certain of the contiguous United States. The business activities of Middle Bay include increasing its reserves of natural gas and oil through acquisition of proven reserves.

     B. Middle Bay is authorized to issue 5,000,000 shares of common stock (hereinafter referred to as "Middle Bay Common Stock"), of which 1,318,917 shares are issued and outstanding as of the date of this Agreement. Middle Bay is also authorized to issue 2,500,000 shares of preferred stock, none of which is issued. Middle Bay is the registrant described in a Form 10K-SB Annual Report and Quarterly Reports on Form 10Q-SB filed with the Securities and Exchange Commission (the "SEC") during 1996 pursuant to Section 13 of the Securities Exchange Act of 1934 (the "1934 Act").

     C. NPC is authorized to issue 20,000,000 shares of common stock, $.01 par value (hereinafter referred to as "NPC Common Stock"), of which 800,000 shares are issued and outstanding as of the date of this Agreement. NPC is also authorized to issue 1,000,000 shares of preferred stock, none of which is issued.

     D. NPC desires to be merged with and into Middle Bay (contingent upon approval by NPC's shareholders in accordance with applicable provisions of this Agreement), and Middle Bay desires to have NPC merge into Middle Bay, in accordance with the terms and subject to the conditions set forth in this Agreement.

     E. The oil and gas assets of NPC are set forth in Exhibit "A" attached hereto. In such exhibit, the abbreviations "WI" and "NRI" mean working interest and net revenue interest, respectively, each expressed as a percentage of all of the interests of the respective well. The term "Properties," with respect to NPC, includes within its meaning, collectively, all of NPC's oil and gas leasehold interests, other mineral interests, royalty interests and other rights and interests in, to or related to the wells described in the respective exhibit, including, without limitation, all such interests, or portions of any interest, which relate to or affect property upon which the wells are located. Such term includes within its meaning, additionally, all wells (producing, nonproducing, injection and disposal wells), all of the personal property, fixtures, equipment, casing and tubing, compressors, pipelines, meters, production, gathering, treating, processing, compression, dehydration, salt water disposal, and pipeline equipment and facilities, gathering systems, drip facilities, tanks, machinery, equipment, tools, dies, vessels and other facilities; and all contracts, commitments, agreements, farmouts, operating agreements, joint operating agreements, division orders, production sales contracts, gas processing contracts, surface leases, easements, rights-of-way and any and all other real and personal property and fixtures and agreements relating to, used, useful or held for use, whether on or of the premises, in connection with the properties and the oil and gas wells described and listed in the respective exhibit, together with all geological and geophysical maps, records, land, production and well files in possession of NPC.

     F. NPC has employed Ryder Scott Company, Petroleum Engineers ("Ryder Scott"), to determine the undiscounted reserve values and the discounted present values of reserves, of the Properties. Such values, as determined by Ryder Scott, are set forth in Exhibit "B" attached hereto.

     G. Bison is the beneficial owner of 449,600 shares of the issued and outstanding NPC Common Stock, constituting 56.2% of all issued and outstanding capital stock of NPC. Bison, NPC and Bison Energy Partners, Inc. (the "General Partners") are the general partners of ten limited partnerships (the "Partnership Shareholders") set forth on Exhibit "C" which, along with Eugene, Inc., constitute all the other shareholders of NPC.

     H. The Boards of Directors of each of the Constituent Corporations have determined that it is advisable and for the benefit of each of the Constituent Corporations and their respective shareholders that NPC be merged with and into Middle Bay on the terms and conditions hereinafter set forth (the "Merger"), and by resolutions duly adopted have adopted the terms and conditions of this Agreement and directed that the Merger be submitted to the shareholders of NPC for approval in accordance with Oklahoma law.

     I. The following terms are defined in the following respective provisions of this Agreement: "Business Day," Section 13.8; "Claim Notice,"
Section 9.3; "Closing" and "Closing Date," Section 2.1; "Effective Time,"
Section 1.5; "General Partners," Paragraph G; "Merger Date," Section 1.1; "Notice," Article XI; "Notice Period," Section 9.3, and "Surviving Corporation," Section 1.1.

THE  AGREEMENT

     In consideration for the mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement do hereby agree as follows:

ARTICLE  I
MERGER

     1.1 Merger Date. On the Merger Date, which shall be the effective date of the Merger in accordance with applicable law, NPC shall be merged with and into Middle Bay, and Middle Bay, shall continue in existence as the "Surviving Corporation." The Merger shall in all respects have the effect provided for in Section 10-2B-11.06 of the Alabama Business Corporation Act.

     1.2 Separate Existence. Without limiting the foregoing, on and after the Merger Date, the separate existence of NPC shall cease, and, in accordance with the terms of this Agreement, the title to the Properties and the other assets listed in the Financial Statements shall be vested in the Surviving Corporation without reversion or impairment. The Surviving Corporation shall assume and have all of the liabilities and obligations of NPC, and any pending proceeding by or against NPC may be continued as if the merger did not occur or the Surviving Corporation may be substituted in NPC's place.

     1.3 Actions to Effectuate Merger. Prior to and from and after the Merger Date, the Constituent Corporations shall take all such action as shall be necessary or appropriate in order to fully and properly effectuate the Merger.

     1.4 Manner and Basis of Converting Shares of NPC into Shares of Middle Bay. The manner and basis of converting shares of NPC into shares of the Surviving Corporation shall be as follows:

     (a) Each outstanding share of NPC Common Stock outstanding on the Merger Date and all rights with respect thereto which are owned by the Partnership Shareholders and Eugene, Inc. shall be exchanged for $3.50 in cash, for an aggregate cash amount of $1,226,400.

     (b) All of the NPC Common Stock outstanding on the Merger Date and all rights with respect thereto which are owned beneficially by Bison as listed on Exhibit "D" attached hereto shall on the Merger Date be exchanged at a ratio of 1.00 share of NPC Common Stock for 1.25 shares of Middle Bay Common Stock (totalling 562,000 shares of Middle Bay Common Stock) less a number of Middle Bay Common Stock having a value (based on $3.50 per share) equal to the cost to NPC for the legal and accounting costs and fees directly related to the negotiation and closing of this Agreement on behalf of NPC and the withdrawal of NPC's S-4 registration statement with the SEC.

     (c) Each holder of shares of NPC Common Stock listed on Exhibit "D" shall thereafter be entitled, upon presentation for surrender to Middle Bay or its agent, of the certificate or certificates representing shares of fully paid and nonassessable Middle Bay Common Stock to which such holder shall be entitled on the aforesaid basis of conversion in exchange.

     (d) Any shares of any class of NPC held in its treasury on the Merger Date will be canceled.

     1.5 Effective Time. The economic effect of the transactions contemplated by this Agreement shall be effective 11:00 p.m., Central Standard Time, on December 31, 1996 (herein referred to as the "Effective Time").

     1.6 Expenses. Each party shall bear its own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby, including but not limited to engineering, legal and accounting expenses.

     1.7     Contingencies.

     (a) The provisions of this Agreement (other than subsection 1.7(b)) are contingent, with respect to the obligations of NPC (and with respect to the obligations of the General Partners as the general partner of the respective Partnership Shareholders), upon consent or approval by the requisite majority of the limited partners of the Partnership Shareholders in accordance with applicable provisions of the respective partnership agreements and applicable law and such other acknowledgments or releases which NPC, in its reasonable discretion, shall seek from such limited partners in accordance with a Notice of Merger and disclosure materials prepared by NPC, Bison and its counsel.

     (b) Bison shall give Notice to Middle Bay, on or before December 24, 1996, stating whether or not the contingency described in subsection 1.7(a), with respect to the Partnership Shareholders, has been met.

     (c) Middle Bay's obligations under this Agreement are contingent upon consent or approval by the requisite number of limited partners of each of the Partnership Shareholders (i) in accordance with applicable provisions of the respective partnership agreements of the Partnership Shareholders and applicable law; and (ii) acknowledgment and consent by such limited partners in light of the disclosures set forth in the Notice of Merger.

     (d) Bison shall utilize reasonable efforts in order to assure that the contingencies described in this Section 1.7 are met; provided, however, Middle Bay may waive such contingencies in order to effect a Closing on December 31, 1996. In the event the Closing is effected and such contingencies have not been satisfied by Bison in a manner acceptable to Middle Bay, Middle Bay shall take no further action to effect the Merger under the Alabama Business Corporation Act until Middle Bay, at it sole option, determines and elects whether to rescind the Agreement by following the procedures set forth in subsection 1.7(e).

     (e) In the event Middle Bay elects to rescind the Merger subsequent to Closing as contemplated in subsection 1.7(d), it shall notify Bison in writing of such election no later than January 15, 1997. Upon receipt by Bison of such rescission notice, Bison shall:

     (i) notify its shareholders and the limited partners of the Partnership Shareholders of the election by Middle Bay to rescind the Merger; and

     (ii) cooperate with Middle Bay in taking such other reasonable actions, with advice of the respective counsel for Bison and Middle Bay, to terminate the Agreement, return to Middle Bay all cash paid and Middle Bay Common Stock delivered by Middle Bay at Closing to NPC for distribution to its shareholders and restore NPC as an independent corporate entity, with the same shareholders, management and properties which existed immediately prior to the Closing.

     (f) In the event Middle Bay does not notify Bison of its election to rescind this Agreement on or before January 15, 1997, Middle Bay and Bison shall take such action as necessary and required to effect the Merger in accordance with applicable law.

     (g) Notwithstanding anything to the contrary set forth in this Agreement, Bison may elect to rescind the Merger subsequent to Closing if Bison is unable to reasonably comply with, or is unable to reasonably satisfy, in Bison's sole determination, the contingencies set forth in this Section 1.7 on or before January 15, 1997. In the event Bison does not notify Middle Bay of its election to rescind this Agreement on or before January 15, 1997, Bison and Middle Bay shall take such action as necessary and required to effect the Merger in accordance with applicable law. Bison's ability to rescind the Merger shall not be impacted by, and may be implemented regardless of, any decision by Middle Bay to waive any of the contingencies or requirements set forth in Section 1.7.

ARTICLE  II
CLOSING

     2.1 Time and Place. The Merger and related transactions contemplated by this Agreement shall be consummated (such consummation being herein referred to as the "Closing") on a date and at a time selected by Middle Bay, by Notice given to NPC at least five Business Days before Closing, at Middle Bay's offices at the address set forth in Article XI of this Agreement. The date and time of Closing may be referred to herein as the "Closing Date." The Closing Date shall be no later than December 31, 1996.

     2.2 Actions of Middle Bay at Closing. At Closing, Middle Bay shall deliver to NPC:

     (a) the cash payable to certain shareholders of NPC in accordance with Section 1.4(a) hereof, in cash or equivalent form of payment; and

     (b) certificates representing the Middle Bay Common Stock issued for distribution to Bison in accordance with Section 1.4(b) hereof, in appropriate denominations in accordance with applicable provisions of this Agreement and Exhibit "D".

     2.3     Actions of NPC at Closing.  At Closing, NPC shall deliver to
Middle Bay:

     (a)     properly executed instruments effecting the Merger

     (b) evidence of authority, satisfactory in form and content to Middle Bay's counsel, with respect to the actions of each General Partner, in its capacity as the sole general partner of the respective Partnership Shareholders of NPC, to approve the Merger and the transactions contemplated by this Agreement, and with respect to NPC, to execute and deliver this Agreement, the instruments of transfer described in subsection 2.3(a), and all of the other agreements, certificates, instruments and documents executed pursuant to or as an incident to this Agreement or the Closing, and with respect to the actions of the General Partners on behalf of the Partnership Shareholders, such evidence to include, without limitation, appropriate certificates of corporate resolution and incumbency and properly certified copies of consent actions taken by the limited partners of the Partnership Shareholders, copies of limited partnership certificates (certified by the Secretary of State of the States of Minnesota and Kansas) and partnership agreements (certified by the General Partners) of the Partnership Shareholders and all amendments thereto, certificates of good standing issued by the Secretaries of State of the States of Minnesota and Kansas with respect to the Partnership Shareholders and Bison, and opinions of the counsel for NPC and Bison regarding the foregoing matters; and

     (c)     all operational records with respect to the Properties.

     2.4 Right as Operator. NPC and Middle Bay hereby agree that Bison Production Company or its assignee will retain, and to the extent necessary be granted, irrevocable operational authority, with the exception of gross negligence, C. J. Lett, III ("Lett") or affiliated entity is not the majority owner of Bison, and those Properties listed on Exhibit "I," for all of the Properties for which Bison Production Company or its affiliated assignee is the operator as of the date of this Agreement. Bison Production Company or its affiliated assignee will continue receiving operating and overhead fees and cost reimbursements at the historical operation rates for such Properties.

ARTICLE  III
MATTERS  RELATIVE  TO  MIDDLE  BAY  SHARES

     3.1     Securities Laws Compliance by Middle Bay and NPC.
     (a) 1934 Act Registration and Reports; Access to Information. On the date of this Agreement and at Closing, all of Middle Bay's common stock, including the Middle Bay Common Stock issuable hereunder, shall be registered pursuant to Section 12(g) of the 1934 Act, and Middle Bay shall have timely filed all reports with the SEC required of Middle Bay under the 1934 Act, and Middle Bay shall have given NPC and Bison full access to all such reports and other information reasonably requested by NPC or Bison regarding Middle Bay to enable NPC and Bison to make an informed decision regarding the value of the Shares.

     (b) Disclosure to and Solicitation of Approval of Limited Partners of the Partnership Shareholders. As soon as practicable after execution of this Agreement by all parties, NPC and Bison shall prepare a Notice of Merger and disclosure documents for the purpose of soliciting consents and releases. On or before December 23, 1996, NPC and Bison shall deliver to the limited partners of the Partnership Shareholders such Notice of Merger and the disclosure documents, including consent solicitation statements or other appropriate forms for use in connection with obtaining such consents or approvals (in such reasonable form deemed appropriate by NPC and Bison) by the limited partners of the Partnership Shareholders.

     (c) Securities Laws Compliance. Middle Bay, NPC and Bison shall use their reasonable efforts to assure that the issuance of the Middle Bay Shares hereunder qualifies as exempt from the registration requirements of the Securities Act of 1993, as well as securities laws of such states as would apply to the issuance and delivery of the Shares as contemplated hereunder.

     3.2 Transfer Restrictions. Bison agrees that transfer of the Middle Bay Shares issuable to NPC and distributed to Bison at Closing shall be restricted for a period of 24 months from the Closing Date (the "Restriction Period"). None of those shares may be distributed, sold or transferred to any person during the Restriction Period. The Middle Bay Shares shall not be publicly reoffered or sold by Bison except in compliance with Rule 144 under the 1933 Act or in transactions otherwise exempt from registration under the 1933 Act and applicable state securities laws. Each certificate representing such shares issued and delivered at Closing shall bear an appropriate legend regarding such transfer restrictions, and such restrictions shall be appropriately noted on the stock transfer records of Middle Bay.

     3.3 Registration Rights. Bison shall have the following rights with respect to registration of the Middle Bay Shares acquired hereby.

     (a) Piggyback Registration. If Middle Bay shall at any time or times determine to register under the 1933 Act any shares of its Common Stock (other than registration of common stock under stock option plans, stock ownership plans, or other employee benefit plans of Middle Bay or its subsidiaries) pursuant to an offering whereby Middle Bay will receive cash for the sale of such common stock, it will notify Bison in each case of such determination at least thirty (30) days prior to filing the registration statement and, upon the receipt of Bison's written request given within fifteen (15) days after Bison's receipt of such notification, Middle Bay will use its best efforts to cause any of the Middle Bay Common Stock, as specified in such request to be registered under the 1933 Act pursuant to such registration statement, to the extent and under the condition that such registration is permissible under the 1933 Act and the rules and regulations thereunder; provided, however, that if the managing underwriter selected by Middle Bay advises Bison in writing that, in its opinion, the inclusion of Bison's Middle Bay Common Stock requested to be included in such registration would materially adversely affect the distribution of all such common stock, then (i) if such advice is given within five (5) days of Bison's request, Bison shall not be permitted to register its Middle Bay Common Stock as specified in such request and (ii) if such advice is given at any time thereafter, both Middle Bay and Bison may sell Middle Bay Common Stock in the proposed distribution, with each party being entitled to sell a proportion of the number of shares to be sold by Bison and the Company in its proposed distribution corresponding to the ratio that the number of shares proposed to be sold by such party bears to the aggregate number of shares proposed to be sold by Bison and Middle Bay.

     (b) Demand Registration. If Middle Bay shall at any time or times determine to register under the 1933 Act any shares of its common stock in connection with the acquisition of another company or an acquisition of assets, or if the number of Middle Bay Common Stock owned by Bison shall become less than ten percent (10%) of the issued and outstanding shares of Middle Bay Common Stock (other than as a consequence of the sale of Middle Bay Common Stock by Bison), it will notify Bison in each case of such determination at least thirty (30) days prior to filing the registration statement and, upon the receipt of Bison's written request given within fifteen (15) days after Bison's receipt of such notification, Middle Bay will use its best efforts to cause any of the Middle Bay Common Stock, as specified in such request to be registered under the 1933 Act pursuant to a separate registration statement for the purpose of permitting the sale of Bison's Middle Bay Common Stock in a secondary distribution, to the extent and under the condition that such registration is permissible under the 1933 Act and the rules and regulations thereunder, and to further use its best efforts to maintain the effectiveness of such registration statement (including but not limited to the filing of such post-effective amendments, prospectus supplements, etc.) until such time as Bison will be eligible to sell the Middle Bay Common Stock pursuant to the terms of Rule 144(k) as promulgated under the 1933 Act. Bison's rights under this Section 3.3(b) are limited to one effective registration of Bison's Middle Bay Common Stock.

     (c) Expenses. Middle Bay shall pay all expenses incurred in connection with any registration pursuant to this Section 3.2, except that Bison shall pay for (I) any broker or underwriting commissions or discounts relating to Middle Bay Common Stock sold by Bison, and (ii) fees of counsel to Bison engaged separately from counsel to Middle Bay in connection with such registration.

     3.4 Restrictions on Voting Rights. Bison agrees that for a period of three years following the Closing Date, voting rights with respect to the shares of Middle Bay Common Stock issuable to Bison hereunder (or otherwise acquired by Bison) shall be limited as follows:

     (a) In connection with any vote taken or consent, wavier or ratification given in connection with the election or removal of directors of Middle Bay, Bison shall vote only that number of shares of Middle Bay Common Stock, regardless of any greater number of such shares owned by Bison, as shall represent 20% or less of the total number of shares of Middle Bay Common Stock issued and outstanding and eligible to vote at the time of any such vote, consent, waiver or ratification.

     (b) Each certificate representing the shares of Middle Bay Common Stock issuable to Bison hereunder and delivered at Closing shall bear an appropriate legend regarding such voting restrictions, and such restrictions shall be appropriately noted on the stock transfer records of Middle Bay.

     (c) For purposes of this Section 3.3, the number of shares of Middle Bay Common Stock owned by Bison shall include any shares of Middle Bay Common Stock owned or hereafter issued to any control person or affiliate of Bison.

ARTICLE  IV
MIDDLE BAY'S  REPRESENTATIONS  AND  WARRANTIES

     Middle Bay represents and warrants to NPC and Bison that:

     4.1 Due Organization; Good Standing; Power. Middle Bay is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama. Middle Bay has all requisite corporate power to enter into this Agreement and to perform its obligations hereunder.

     4.2 Authorization and Validity of Documents. The execution, delivery and performance of this Agreement by Middle Bay, and the consummation by Middle Bay of the transactions contemplated hereby, have been duly and validly authorized by Middle Bay. This Agreement has been duly executed and delivered by Middle Bay and is a legal, valid and binding obligation of Middle Bay, enforceable against Middle Bay in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally.

     4.3 Income Tax Consequences. Any contrary provision contained in this Agreement (or any other agreement or communication) notwithstanding, Middle Bay is not relying upon any statement made or advice provided by NPC or Bison regarding the income tax consequences of the Merger or other transactions contemplated by this Agreement, as to Middle Bay or NPC, Middle Bay shall rely solely upon its tax advisors with respect to such tax consequences. Middle Bay will be responsible for all income taxes of Middle Bay and NPC resulting from the Merger and any income tax elections made by Middle Bay.

     4.4     Status of the Middle Bay Common Stock.   The Middle Bay Common
Stock to be delivered to NPC and distributed to Bison pursuant to this Agreement will be, when delivered, (i) duly authorized, validly issued, fully paid and nonassessable, (ii) duly registered under the 1934 Act, and (iii) listed for trading on the NASDAQ Small Cap Stock Market.

     4.5 Information Relating to Middle Bay. Middle Bay has previously provided to NPC and Bison information in the form of Middle Bay's 1934 Act Annual Report on Form 10K-SB dated December 31, 1995 and its Quarterly Report on Form 10Q-SB for the period ended September 30, 1996. Middle Bay will also provide to NPC (by Notice) a copy of any filing made with the SEC from the date hereof to the Closing Date. The information concerning Middle Bay contained in such reports is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make statements contained therein, in light of the circumstances in which statements were made, not misleading.
From the date hereof through the Closing Date, Middle Bay shall provide to NPC and Bison the opportunity to ask questions and receive answers concerning the matters contemplated hereby and to obtain any additional information which Middle Bay possesses or can acquire without unreasonable effort that is necessary to verify the accuracy of the information furnished under this
Section 4.5.

     4.6 Operational Matters. Middle Bay is accepting all past operations of the Properties on an "AS IS" basis. Middle Bay acknowledges that certain of the Properties are under contract for the sale of natural gas and condensate to the Spivey, Kansas, Natural Gas Plant (the "Spivey Plant") currently being operated by Trident NGL, Inc. Middle Bay is relying solely on its own review and understanding of the Agreement for the Construction and Operation of the Spivey Gasoline Plant dated October 1, 1955 (the "Spivey Contract"), and applicable Kansas state law and the requirements and rules of the Kansas Corporation Commission, including, without limitation, the Kansas Corporation Commission Field Rules.

     4.7 Spivey Gas Plant. Middle Bay acknowledges that gas, condensate and natural gas liquids produced from the Properties which enter the Spivey Plant shall always be considered by all parties to be "non-plant owner gas" in accordance with the Spivey Contract and applicable law and Middle Bay further acknowledges and agrees that all rights and payments to Middle Bay for gas, condensate and natural gas liquids sales to the Spivey Plant shall be on the basis of the non-plant owner gas contract subject to the individual leaseholds. Provided, however, Middle Bay will be entitled to have gas, condensate and natural gas liquids on production obtained from the future development of the proven undeveloped property listed on Exhibit "E" ("PUDs") treated as "plant owner gas" in accordance with the Spivey Contract and applicable law. Notwithstanding the foregoing, the development by Middle Bay of the PUDs or Middle Bay's purchase of any other leaseholds, wells or properties, which would entitle Middle Bay to ownership in the Spivey Plant, Middle Bay agrees that such PUD development or other purchase will not entitle or cause any of the other Properties to qualify as plant owner gas in accordance with the Spivey Contract and applicable law at any time.

ARTICLE  V
NPC'S  REPRESENTATIONS  AND  WARRANTIES

     NPC and Bison represent and warrant to Middle Bay that, to the best of their knowledge, except as disclosed in Exhibit "F":

     5.1 Due Organization; Good Standing; Power. NPC is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Each of the Partnership Shareholders is a limited partnership duly organized, validly existing and in good standing under the laws of their respective states of formation. NPC and Bison each has all requisite power to enter into this Agreement and to perform its obligations hereunder. Each General Partner is the lawful and sole general partner of each of the respective Partnership Shareholders with authority to act as required by this Agreement.

     5.2 Authorization and Validity of Documents. The execution, delivery and performance of this Agreement by NPC and Bison, and the consummation by NPC and Bison of the Merger and other transactions contemplated hereby, have been duly and validly authorized by the Boards of Directors of NPC and Bison. This Agreement has been duly executed and delivered by NPC and Bison and is a legal, valid and binding obligation of NPC and Bison, respectively, enforceable against NPC and Bison in accordance with its terms, except as such enforceability may be limited by general principles of equity, bankruptcy, insolvency, moratorium and similar laws relating to creditors' rights generally. This Agreement has been, and the other agreements, documents and instruments required to be delivered by NPC and Bison in accordance with the provisions hereof will be, duly executed and delivered on behalf of NPC and Bison by duly authorized officers of each corporation.

     5.3 Validity of Contemplated Transactions, Etc. The execution, delivery and performance of this Agreement by NPC and Bison does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under, (a) any existing law, ordinance or governmental rule or regulation to which NPC or Bison is subject, (b) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to NPC, Bison or any shareholder of NPC, (c) the articles of incorporation, bylaws, limited partnership agreement or other charter documents of, respectively, NPC, Bison or the Partnership Shareholders, or (d) any mortgage, indenture, agreement, contract, commitment, lease, plan, or other instrument, document or understanding, oral or written, to which NPC or Bison is a party, by which NPC or Bison may have rights or by which any of the Properties may be bound or affected, or give any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of NPC or Bison thereunder. Except as required in regard to the Notice of Merger as contemplated by Article III hereof or otherwise aforesaid, no authorization, approval or consent of and no registration or filing with any governmental or regulatory official, body or authority is required in connection with the execution, delivery or performance of this Agreement by NPC or Bison.

     5.4 No Third-Party Options. There are no existing agreements, options, commitments or rights with, of or to any person to acquire any of the capital stock of NPC or any Properties or any right or interest therein.

     5.5 Title to Properties. To the best of NPC's and Bison's knowledge, the Properties are free and clear of all mortgages, liens, pledges, security interests, charges, claims, restrictions and other encumbrances, except for liens for current real or personal property taxes not yet due and payable and except for a certain term note payable to Bank of Oklahoma, N.A. and mechanics and materialmen liens arising in the ordinary course of NPC's business for sums not yet due and owing or being contested in good faith by appropriate proceedings. With the exception of the foregoing representations and warranties as to "knowledge," neither NPC nor Bison makes any representation or warranty concerning title to the Properties and Middle Bay is taking the Properties "AS IS" with all title defects, if any.

     5.6 Condition of Tangible Assets. All buildings, structures, facilities, equipment and other material items of tangible property and assets constituting the Properties are in good operating condition and repair, subject to normal wear and maintenance, are usable in the regular and ordinary course of business and, to NPC's and Bison's knowledge, conform to all applicable laws, ordinances, codes, rules and regulations relating to their construction, use and operation. No person other than NPC owns any equipment or other tangible assets or properties situated on the Properties or necessary to the operation of the business of NPC, except for leased items disclosed in Exhibit "A" and for items of immaterial value.

     5.7 Financial Statements. Attached hereto as Exhibit "G" are NPC's balance sheet (the "Balance Sheet") and profit and loss statement as of the close of business on October 31, 1996 (the "Financial Statements"). NPC and Bison represent that the Financial Statements are complete, are in accordance with the books and records of NPC and fairly present, in all material respects, the assets, liabilities, financial condition and results of operations of NPC indicated thereby in accordance with generally accepted accounting principles consistently applied and there have not been any material adverse changes in such financial condition as of the date of this Agreement. At October 31, 1996, NPC had no material liabilities of any nature, direct or indirect, fixed or contingent, which were not reflected on the Financial Statements.

     5.8 Litigation. Except as disclosed in Schedule "5.8" attached hereto, there are no claims, causes of action, third-party claims, actions, proceedings, investigations or orders, judgments or decrees, including administrative proceedings (matured, unmatured, asserted or unasserted), against or involving NPC or Bison pending or, to the best of NPC's and Bison's knowledge, threatened before any court or governmental agency that question the validity of this Agreement or the transactions contemplated by this Agreement or any action taken or to be taken in connection therewith or herewith. Except as set forth on Schedule "5.8" in respect to NPC or Bison, there are no actions, proceedings or investigations pending (or, to NPC's or Bison's knowledge, any basis therefor or threat thereof) which, either in any case or in the aggregate, would, if adversely determined, result in any adverse effect on the business, prospects, conditions, affairs or operations of NPC or Bison of the Properties.

     5.9 Employees. NPC has no employment contracts, collective bargaining agreements or any labor trouble, EEOC claims, OSHA citations or any workers' compensation claims, controversies or other claims on unsettled grievances pending or, to the knowledge of NPC, threatened by any of their officers, agents, employees of NPC, or any other third party involved in the operations of NPC, or collective bargaining organizations or pension, 401(k), stock bonus, profit sharing, stock option or other agreements providing for remuneration or benefits to its officers, directors or employees, except as set forth on Schedule "5.9" attached hereto. NPC is, to its knowledge, in compliance in all material respects with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

     5.10 Environmental Matters. To the best of its knowledge, NPC is not aware of, nor has NPC received notice of, any past, present or future events, conditions, circumstances, activities, practices, instances, actions or plans which may interfere with or prevent compliance or continue compliance with those laws or any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder or which may give rise to any common law or legal liability or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation based on or related to the violation by NPC of applicable Environmental Laws. With the exception of the foregoing representations and warranties as to "knowledge," neither NPC nor Bison makes any representations or warranties, either express or implied, or otherwise, on any environmental matters, including without limitation, the violation of any federal, state, local, municipal law, rule or regulation relating to the environment or natural resource (collectively, "Environmental Laws") by NPC and makes no warranty or representation, express or implied or otherwise, with respect to the accuracy or completeness of any information, records or data made available to Middle Bay in connection with this Agreement. Except for a breach of the foregoing representations and warranties as to "knowledge," Middle Bay is acquiring, pursuant to the Merger, the Properties "AS IS" with all environmental defects, if any, including those matters described in Exhibit "H", and has relied upon Middle Bay's own investigation and analysis to enter into this Agreement and consummate the transactions set forth herein. Middle Bay agrees that NPC, Bison and their current, as of the Closing Date, respective employees, officers, directors, shareholders, representatives and agents of the Company are hereby released and held harmless by Middle Bay and shall not be responsible or liable to Middle Bay for any claims, costs, losses, liabilities, judgments, demands, tort claims, damages, expenses, demands, actions or causes of action arising from environmental matters or violations of Environmental Laws arising from or relating to the Properties.

     5.11 Completeness of Disclosure. No representation or warranty by NPC or Bison in this Agreement nor any certificate, statement, document or instrument furnished or to be furnished to Middle Bay pursuant hereto, or in connection with the negotiation, execution, performance of or the obtaining of consents of shareholders of NPC to this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated herein or therein or necessary to make any statement herein or therein not misleading.

     5.12 Gas Imbalances. NPC has received no deficiency payments under any gas contracts for which any party has a right to take deficiency gas, nor has NPC received any payments for production which are subject to refund or recoupment out of future production.

     5.13 Well Status. NPC has no outstanding accounts payable arising out of an authority for expenditure or other similar invoice to plug and abandon any well or wells because the well or wells are not capable of producing in commercial quantities. All wells drilled, completed, operated, plugged or abandoned by NPC on or related to the Properties have been drilled, completed, operated, plugged or abandoned in accordance and compliance with all operating agreements, other contracts or agreements, laws, rules, regulations, permits, orders, judgments and decrees of any court or governmental body or agency relating thereto and within the boundaries specified therein or otherwise permitted by law; and NPC has not received any notice or other indication to the contrary.

     5.14 Income Tax Consequences. Any contrary provision contained in this Agreement (or any other agreement or communication) notwithstanding, neither NPC nor Bison is relying upon any statement made by or advice provided by Middle Bay regarding the income tax consequences of the Merger or other transactions contemplated by this Agreement, as to NPC or as to any of the partners of the Partnership Shareholders. The parties understand that such transaction will result in recognition of gain or loss, for federal income tax purposes by the limited partners of the Partnership Shareholders who are allocated portions of the cash price. NPC and Bison shall rely solely upon its tax advisors with respect to such tax consequences.

     5.15 Reserve Report. The engineering report set forth in Exhibit "B" was prepared by Ryder Scott an independent engineering firm. NPC provided information which NPC believes to be true and correct to Ryder Scott. The reserves included in the Ryder Scott report are estimates only and should not be construed as being exact quantities. They may or may not be actually recovered and if recovered the revenues therefrom and the actual costs related thereto could be more or less than the estimated amounts. Moreover, estimates of the reserves may increase or decrease as a result of future operations.

ARTICLE  VI
MIDDLE  BAY'S  COVENANTS

     Middle Bay covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by NPC:

     6.1 Business in the Ordinary Course. Its business shall be conducted solely in the ordinary course consistent with past practice.

     6.2 Conduct of Business. Middle Bay shall use its best efforts to conduct its business in such a manner that, on the Closing Date, the representations and warranties of Middle Bay contained in this Agreement shall be true, except as specifically contemplated by this Article VI as though such representations and warranties were made on and as of such date. Furthermore, Middle Bay shall cooperate with NPC and use its best efforts to cause all of the conditions to the obligations of Middle Bay under this Agreement to be satisfied on or prior to the Closing Date.

     6.3 Update Disclosures. Middle Bay shall promptly disclose to Bison and NPC any material changes in its reserves or business prior to the Closing Date, as well as any information contained in its representations and warranties which, because of an event occurring after the date hereof, or the discovery of an event occurring or having occurred at any time, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of Middle Bay for the purposes of this Agreement, unless NPC shall have consented thereto (by Notice).

     6.4 Compliance With Laws. Middle Bay shall comply with all laws, ordinances, rules, regulations and orders applicable to its business or operations, assets or properties in respect thereof, the noncompliance with which might materially affect its business.

     6.5 Conduct as Operator of Properties. Middle Bay agrees to retain Bison Production Company or its assignee as operator of the Properties listed on Exhibit "I" until April 1, 1997. During such time, Bison Production Company or its assignee will be entitled to receive an operating fee of $10,000.00 per month (which fee includes overhead fees) until April 1, 1997. Provided, however, if Middle Bay is not given operational authority, the $10,000.00 per month will revert to an industry standard rate for overhead and operating fees.

     6.6 Income Tax. Middle Bay agrees to be responsible for and pay all income taxes of NPC and Middle Bay resulting from the Merger and any income tax elections made by Middle Bay, including any liabilities or obligations accruing to Bison as a result of such election if such election was out of the ordinary.

ARTICLE  VII
NPC'S  AND  BISON'S  COVENANTS

     NPC and Bison each respectively covenants and agrees that, pending the Closing and except as otherwise agreed to in writing by Middle Bay:

     7.1 Business in the Ordinary Course. Its business shall be conducted solely in the ordinary course consistent with past practice.

     7.2 Maintenance of Assets. NPC shall continue to maintain and service the assets constituting its Properties in good operating condition and repair, subject to normal wear and maintenance, and in the same manner as has been its consistent past practice.

     7.3 Maintenance of Insurance. NPC shall maintain insurance coverage of its insurable interests with respect to the Properties at levels currently maintained.

     7.4 Compliance With Laws, Etc. NPC shall comply with all laws, ordinances, rules, regulations and orders applicable to its business or NPC's operations, assets or properties in respect thereof, the noncompliance with which might materially affect its business or the Properties.

     7.5 Update Disclosures. NPC and Bison, respectively, shall promptly disclose to Middle Bay any information contained in its representations and warranties which, because of an event occurring after the date hereof, or the discovery of an event occurring or having occurred at any time, is incomplete or is no longer correct as of all times after the date hereof until the Closing Date; provided, however, that none of such disclosures shall be deemed to modify, amend or supplement the representations and warranties of NPC for the purposes of this Agreement, unless Middle Bay shall have consented thereto (by Notice).

     7.6 Conduct of Business. NPC shall use its best efforts to conduct its business in such a manner that, on the Closing Date, the representations and warranties of NPC contained in this Agreement shall be true, except as specifically contemplated by this Article VII, as though such representations and warranties were made on and as of such date. Furthermore, NPC and Bison shall cooperate with Middle Bay and use their best efforts to cause all of the conditions to the obligations NPC and Bison under this Agreement to be satisfied on or prior to the Closing Date.

     7.7 Sale of Assets; Negotiations. NPC shall not, directly or indirectly, sell or encumber all or any part of the Properties, other than in the normal course of business consistent with past practice, or initiate or participate in any discussions or negotiations or enter into any agreement to do any of the foregoing.

     7.8 Access. NPC shall give to Middle Bay's officers, employees, counsel, accountants, engineers and other representatives free and full access to and the right to inspect, during normal business hours, all of the premises, properties, assets, records, contracts and other documents relating to its Properties and the business conducted by NPC and shall permit them to consult with the officers, employees, accountants, counsel and agents of NPC for the purpose of making such investigation of its Properties and business, as Middle Bay shall desire to make, provided that such investigation shall not unreasonably interfere with NPC's business operations. Furthermore, NPC shall furnish to Middle Bay all such documents and copies of documents and records and information with respect to the affairs of NPC and its business and copies of any working papers relating thereto as Middle Bay shall from time to time reasonably request and shall permit Middle Bay and its agents to make such physical inventories and inspections of the Properties as Middle Bay may request from time to time.

     7.9 Press Releases. Neither NPC nor Bison shall communicate to third parties or otherwise make any public statement or releases concerning this Agreement or the transactions contemplated hereby, except for such written information as shall have been approved in writing as to form and content by Middle Bay, which approval shall not be unreasonably withheld.

     7.10 Change of Operator. At Closing and in accordance with the applicable joint operating agreement, NPC shall recommend to any current working interest owners that Middle Bay or its designee replace Bison Production Company as operator of the Properties described in Exhibit "I" attached hereto effective April 1, 1997. NPC and Bison shall also make every reasonable effort to obtain the consent or approval of such working interest owners to the election of Middle Bay or its designee as successor operator of the Properties described in Exhibit "I".

ARTICLE  VIII
CONDITIONS  PRECEDENT

     8.1 Conditions Precedent to Middle Bay's Obligations. All obligations of Middle Bay under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

     (a) Representations and Warranties True as of the Closing Date. The representations and warranties of NPC and Bison contained in this Agreement or in any schedule, certificate or document delivered by NPC or Bison to Middle Bay pursuant to the provisions hereof shall have been true on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

     (b) Compliance With this Agreement. NPC and Bison shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at the Closing.

     (c) Closing Certificate. Middle Bay shall have received certificates from NPC and Bison dated the Closing Date, certifying in such detail as Middle Bay may reasonably request that the conditions specified in subsections (a) and (b) hereof have been fulfilled and certifying that NPC and Bison have obtained all consents and approvals required to consummate the transactions contemplated by this Agreement.

     (d) Opinions of Counsel for NPC. Phillips McFall McCaffrey McVay & Murrah, P.C., counsel for NPC and Bison shall have delivered to Middle Bay their written opinions, dated the Closing Date, reasonably satisfactory in form and substance to Middle Bay and its counsel.

     (e) SEC Registration Statement Withdrawn. NPC shall have withdrawn its Registration Statement on Form S-4 (No. 33-99247) which is presently pending with the SEC; such withdrawal shall be with the consent of the SEC staff on terms satisfactory to Middle Bay and its counsel.

     (f) No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding or injunction or final judgment relating thereto shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

     (g) Material Adverse Changes. The Properties and operations of NPC shall not have been and shall not be threatened to be materially adversely affected in any way as a result of any event or occurrence.

     (h) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by Thrasher, Whitley, Hampton & Morgan, counsel for Middle Bay, in the exercise of their reasonable judgment. NPC shall also have delivered to Middle Bay such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

     8.2 Conditions Precedent to the Obligations of NPC. All obligations of NPC under this Agreement are subject to the fulfillment or satisfaction, prior to or at the Closing, of each of the following conditions precedent:

     (a) Representations and Warranties True as of the Closing Date. The representations and warranties of Middle Bay contained in this Agreement or in any list, certificate or document delivered by Middle Bay to NPC pursuant to the provisions hereof shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

     (b) Compliance With this Agreement. Middle Bay shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     (c) Closing Certificates. NPC shall have received a certificate from Middle Bay dated the Closing Date, certifying in such detail as NPC may reasonably request that the conditions specified in subsections (a) and (b) hereof have been fulfilled.

     (d) Opinion of Counsel for Middle Bay. Thrasher, Whitley, Hampton & Morgan, counsel to Middle Bay, shall have delivered to NPC a written opinion, dated the Closing Date, reasonably satisfactory in form and substance to NPC and its counsel.

     (e) No Threatened or Pending Litigation. On the Closing Date, no suit, action or other proceeding or injunction or final judgment relating thereto shall be threatened or be pending before any court or governmental or regulatory official, body or authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby, and no investigation that might result in any such suit, action or proceeding shall be pending or threatened.

     (f) Approval of Counsel; Corporate Matters. All actions, proceedings, resolutions, instruments and documents required to carry out this Agreement or incidental hereto and all other related legal matters shall have been approved on the Closing Date by respective counsel for NPC and Bison in the exercise of their reasonable judgment. Middle Bay shall also have delivered to NPC and Bison such other documents, instruments, certifications and further assurances as such counsel may reasonably require.

ARTICLE  IX
INDEMNIFICATION

     9.1 General Indemnification Obligation of NPC and Bison. From and after the Closing, NPC and Bison shall reimburse, indemnify and hold Middle Bay harmless against and in respect of:

     (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Middle Bay that result from, relate to or arise out of:

     (i) any and all actions, suits, claims or legal, administrative, arbitration, governmental or other proceedings or investigations against Middle Bay in connection with the issuance of NPC Common Stock to the Partnership Shareholders in 1994; or

     (ii) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by Middle Bay that result from, relate to or arise out of any misrepresentation, breach of warranty or non-fulfillment of any agreement or covenant on the part of NPC or Bison under this Agreement, or any misrepresentation in or omission from any certificate, statement, document or instrument furnished to Middle Bay pursuant to or in connection with negotiation, execution or performance of this Agreement; and

     (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.1.

     (c) Provided, however, if Lett, or any affiliated entity of Lett, does not own effective control of Bison during the two-year term of this indemnity, Lett will replace Bison and indemnify Middle Bay in accordance with this Section 9.1. Provided, further, at the time Lett personally indemnifies Middle Bay, Bison will be released from any and all liability under this Agreement including, without limitation, the indemnification set forth in this
Section 9.1.

     9.2 General Indemnification Obligation of Middle Bay. From and after the Closing, Middle Bay will reimburse, indemnify and hold NPC and Bison harmless against and in respect of:

     (a) any and all damages, losses, deficiencies, liabilities, costs and expenses incurred or suffered by NPC that result from, relate to or arise out of any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Middle Bay under this Agreement, or any misrepresentation in or omission from any certificate, statement, document or instrument furnished to NPC or Bison pursuant hereto or in connection with the negotiation, execution or performance of this Agreement; and

     (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable legal fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.2.

     9.3 Method of Asserting Claims, Etc. In the event that any claim or demand for which NPC or Bison would be liable to Middle Bay hereunder is asserted against or sought to be collected from Middle Bay by a third party, Middle Bay shall promptly notify NPC and Bison of such claim or demand, specifying the nature of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such claim and demand) (the "Claim
Notice"). NPC and Bison shall then have ten (10) days from the effective date of the Claim Notice (the "Notice Period") to notify Middle Bay (i) whether or not it disputes its liability to Middle Bay hereunder with respect to such claim or demand and (ii) notwithstanding any such dispute, whether or not it desires, at NPC's and Bison's sole cost and expense, to defend Middle Bay against such claim or demand.

     (a) If NPC or Bison disputes its liability with respect to such claim or demand or the amount thereof (whether or not NPC or Bison desires to defend Middle Bay against such claim or demand as provided in subsections 9.3(b) and 9.3(c) below), such dispute shall be resolved in accordance with Section 9.5. Pending the resolution of any dispute by NPC or Bison of its liability with respect to any claim or demand, such claim or demand shall not be settled without the prior written consent of Middle Bay (given by Notice).

     (b) In the event that NPC or Bison notifies Middle Bay within the Notice Period that it desires to defend Middle Bay against such claim or demand, then, except as hereinafter provided, NPC or Bison shall have the right to defend Middle Bay by appropriate proceedings, which proceedings shall be promptly settled or prosecuted by NPC or Bison to a final conclusion in such manner as to avoid any risk of Middle Bay's becoming subject to liability for any other matter; provided, however, neither NPC nor Bison shall, without the prior written consent of Middle Bay (given by Notice), consent to the entry of any judgment against Middle Bay or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to Middle Bay of a release, in form and substance satisfactory to Middle Bay's counsel, from all liability in respect of such claim or litigation. If Middle Bay desires to participate in, but not control, any such defense or settlement, it may do so at its sole cost and expense. If, in the reasonable opinion of Middle Bay, any such claim or demand or the litigation or resolution of any such claim or demand involves an issue or matter which could have a materially adverse affect on the business, operations, assets, properties or prospects of Middle Bay, including, without limitation, the administration of the tax returns and responsibilities under the tax laws of Middle Bay, then Middle Bay shall have the right to control the defense or settlement of any such claim or demand, and its reasonable costs and expenses shall be included as part of the indemnification obligation of NPC and Bison hereunder; provided, however, that Middle Bay shall not settle any such claim or demand without the prior written consent (given by Notice) of NPC, which consent shall not be unreasonably withheld. If Middle Bay should elect to exercise such right, NPC and Bison shall have the right to participate in, but not control, the defense or settlement of such claim or demand, at their sole cost and expense.

     (c) If NPC and Bison elect not to defend Middle Bay against such claim or demand, whether by not giving Middle Bay timely Notice as provided above or otherwise, then the amount of any such claim or demand, or if the same be defended by NPC or Bison or by Middle Bay (but Middle Bay shall have no obligation to defend any such claim or demand) then that portion thereof as to which such defense is unsuccessful, in each case shall be conclusively deemed to be a joint and several liability of NPC and Bison hereunder, unless NPC or Bison shall have disputed its liability to Middle Bay hereunder, as provided in Section 9.5 hereof.

     (d) If Middle Bay should have a claim against NPC or Bison hereunder that does not involve a claim or demand being asserted against or sought to be collected from it by a third party, Middle Bay shall, within a reasonable time after discovery of such claim, send a Claim Notice with respect to such claim to NPC and Bison. If NPC or Bison disputes its liability with respect to such claim or demand, such dispute shall be resolved in accordance with Section 9.5 hereof; if neither NPC nor Bison notifies Middle Bay within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed the undisputed liability of NPC and Bison hereunder.

     (e) All claims for indemnification by NPC or Bison under this Agreement shall be asserted and resolved under the procedures set forth above, substituting in the appropriate place "NPC" or "Bison" for "Middle Bay" and "Middle Bay" for "NPC" or "Bison" (and variations thereof).

     9.4 Payment. Upon determination of the liability under Section 9.3 or 9.5 hereof, the appropriate party shall pay to the other, as the case may be, within ten (10) days after such determination, the amount of any claim for indemnification made hereunder.

     9.5     Arbitration.

     (a) All disputes under this Article IX shall be settled by arbitration in Mobile, Alabama or in the state where Middle Bay's corporate headquarters is located at the time of such arbitration, before a single arbitrator pursuant to the rules of the American Arbitration Association. Arbitration may be commenced at any time by any party hereto giving Notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 9.5. The arbitrator shall be selected by the joint agreement of NPC and Middle Bay and, where appropriate, Bison, but if they do not so agree within twenty (20) days after the date of the Notice referred to above, the selection shall be made pursuant to the rules from the panels of arbitrators maintained by such Association. Any award rendered by the arbitrator shall be conclusive and binding upon the parties hereto. Any such award shall be accompanied by a written opinion of the arbitrator, giving the reasons for the award. This provision for arbitration shall be specifically enforceable by the parties, and the decision of the arbitrator in accordance herewith shall be final and binding and there shall be no right of appeal therefrom. Each party shall pay its own expenses of arbitration, and the expenses of the arbitrator shall be equally shared; provided, however, that if in the opinion of the arbitrator any claim for indemnification or any defense or objection thereto was unreasonable, the arbitrator may assess, as part of his award, all or any part of the arbitration expenses of the other party (including reasonable attorneys' fees) and of the arbitrator against the party raising such unreasonable claim, defense or objection.

     (b) To the extent that arbitration may not be legally permitted or required hereunder and the parties to any dispute hereunder may not at the time of such dispute mutually agree to submit such dispute to arbitration, any party may commence a civil action in a court of competent jurisdiction to resolve disputes hereunder and to seek any appropriate remedy. Nothing contained in this Section 9.5 shall prevent the parties from settling any dispute by mutual agreement at any time.

     9.6 Other Rights and Remedies Not Affected. The indemnification rights of the parties under this Article IX are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto, including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

     9.7 Limitation on Indemnification by Bison. The indemnification by Bison and if applicable, Lett, pursuant to this Section 9 shall be limited to
(i) a term of two (2) years from the Closing Date at which time Bison's, and if applicable, Lett's, indemnity under this Section 9 will terminate and Bison will have no further liability thereunder; and (ii) the Middle Bay Common Stock acquired by it pursuant to the Merger and such indemnification may be satisfied, at Bison's option, by (a) payment in cash, or (b) through the transfer and delivery to Middle Bay of Middle Bay Common Stock, to be credited against Bison's obligations hereunder at an amount equal to seventy-five percent (75%) of the prior twenty (20) days average market price for such Middle Bay Common Stock from the date of the Claim Notice. To the extent Bison has sold or transferred Middle Bay Common Stock and the number of shares of Middle Bay Common Stock owned by it at the time of indemnification is inadequate to satisfy such indemnification, then Bison shall be liable for the remainder of such indemnification in an amount not to exceed the lesser of
(a) the consideration received by Bison for the Middle Bay Common Stock so previously transferred or sold (which consideration shall be for an amount no less than seventy-five percent (75%) of the prior twenty (20) days average market price for such Middle Bay Common Stock from the date of such transfer or sale, or (b) the amount of the remainder of such indemnification.

     9.8 Limitation on Indemnification by Middle Bay. The indemnification by Middle Bay pursuant to this Section 9 shall be limited to a term of two (2) years from the Closing Date.

ARTICLE  X
BROKERS  AND  FINDERS

     Middle Bay represents and warrants to NPC and Bison, and NPC and Bison represent and warrant to Middle Bay, that no broker, finder or consultant has been employed in connection with this transaction or has otherwise engaged in any conduct giving rise to any right to earn any commission or finder's fee for introducing Middle Bay and NPC and Bison to each other, for assisting Middle Bay and NPC and Bison in negotiating the terms of this Agreement, or for performing any similar service in connection with this transaction, other than a broker, finder or consultant to whom payment in full for such services is made by the party employing such person so that such person makes no claim against the other party with respect to such services. Middle Bay and NPC and Bison each agree to indemnify and hold the other harmless in accordance with
Article IX from any loss or liability or other damage sustained or incurred by that other party by reason of any conduct of the indemnifying party giving any right to any person to earn a commission or finder's fee in connection with the transaction contemplated by this agreement.

ARTICLE  XI
NOTICES

      Any notice, consent or other communication (hereinafter sometimes referred to as a "Notice") required or permitted under this Agreement shall be sufficient only if given in writing and personally delivered, actually received, transmitted by facsimile ("fax") equipment (but only if the address shown below or otherwise provided by Notice includes a telephone number for such transmission, which may be designated as a "fax" or "telecopier" number), or mailed by certified or registered mail, postage prepaid, and addressed or otherwise directed as follows:

          Middle Bay:    Middle Bay Oil Company, Inc.
                         Attn:  John J. Bassett, President
                         115 South Dearborn Street
                         Mobile, Alabama  36602
                         Fax:  (334) 433-7802

          with a copy to:     H. Grady Thrasher, III, Esq.
                              Thrasher, Whitley, Hampton & Morgan
                              Five Concourse Parkway, Suite 2150
                              Atlanta, Georgia  30328
                              Fax:  (770) 804-5555

          NPC:           NPC Energy Corp.
                         Attn:  C. J. Lett, III, President
                         9320 East Central
                         Wichita, KS  67206
                         Fax:  (316) 636-1803

          BISON:         Bison Energy Corporation
                         Attn:  C. J. Lett, III, President
                         9320 East Central
                         Wichita, KS  67206
                         Fax:  (316) 636-1803

          with a copy to:     D. Keith McFall, Esq.
                              Phillips McFall McCaffrey McVay & Murrah
                              211 North Robinson
                              Oklahoma City, OK  73102
                              Fax:  (405) 235-4133

The party claiming any benefit by reason of such Notice shall have the burden of establishing the fact and date of such delivery, receipt, transmission or mailing, and the following rules shall determine when a Notice becomes effective (with the earliest date controlling if more than one of these rules applies):

     (a) personally delivered Notices shall be effective on the day of delivery;

     (b) Notices mailed in accordance with this paragraph shall be effective three Business Days after such mailing;

     (c) Notices sent by facsimile transmission shall be effective (i) upon transmission, if such transmission is completed at or before 5:00 p.m. on a Business Day, or (ii) on the first Business Day after transmission, if such transmission is completed at any other time; and

     (d) Notices received through any other means shall be effective on the day of receipt.

Any party may change its address or fax number (or both) for this purpose by giving Notice of such change to the other parties.

ARTICLE  XII
GOVERNING  LAW

     This Agreement shall be governed by Alabama law.

ARTICLE  XIII
MISCELLANEOUS

     13.1 Entire Agreement. This Agreement contains the entire agreement among the parties and supersedes all prior discussion and agreements.

     13.2 Amendment; Waiver. This Agreement may not be changed, modified, or otherwise amended unless that amendment is written and signed by all parties whose rights may be materially affected thereby. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement herein contained. The waiver by any party hereto of a breach of any provision or condition contained in this Agreement shall not operate or be construed as a waiver of any subsequent breach or of any other conditions hereof.

     13.3 Survival. Sections 3.1, 3.2, 3.3 and 3.4, and Articles 4, 5, 9 and thereafter shall survive the Closing of the transaction contemplated hereby for a period of two (2) years from the Closing Date. Other provisions of this Agreement shall merge into the documents executed at Closing, so that such provisions have no further force or effect after Closing.

     13.4 Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

     13.5 Article, Section and Exhibit Headings and References; Gender; Number. The captions of each article, section, subsection and exhibit of this Agreement and the pronouns used herein, whether masculine, feminine or neuter, singular or plural, are intended only for convenience and shall not be construed to limit or change the meaning of any language contained in this Agreement. Whenever appropriate to the context, the neuter or either gender shall be deemed to include the masculine or the feminine, as the case may be, the singular shall be deemed to include the plural, or conversely. A reference to any exhibit, article, section, subsection or other provision is a reference to such exhibit to or provision of this Agreement unless otherwise required by the context.

     13.6     Time.  Time is of the essence of this Agreement.

     13.7 Date of Agreement. For all purposes under this Agreement, the date of this Agreement shall be deemed to be the day and year first above written.

     13.8 Business Day. For purposes of this Agreement, the term "Business Day" means a day on which the United States Postal Service makes routine mail deliveries to its business customers. In any case, the term "Business Day" does not include Saturday or Sunday within its meaning.

     13.9 No Third-Party Beneficiaries. The provisions of this Agreement are not intended to benefit, and may not be enforced by, any person other than Middle Bay, NPC and Bison.

     13.10 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability, without invalidating or rendering unenforceable the remaining provisions of this Agreement.

     13.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

     13.12 Further Assurances. NPC and Bison agree to execute and deliver, after the date of this Agreement and after Closing, without additional consideration, such further assurances, instruments and documents, and to take such further actions, as Middle Bay may request in order to fulfill the intent of this Agreement and the transactions contemplated hereby.

     13.13     Termination.

     (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated by Notice of termination at any time before Closing as follows:

     (i)     by mutual consent of NPC and Middle Bay; or

     (ii) by Middle Bay (A) at any time if the representations and warranties of NPC or Bison contained in Article V were incorrect in any material respect when made or at any time thereafter, or (B) at any time after December 31, 1996 if all of the conditions precedent set forth in Section 8.1 have not been met, or (C) at any time upon failure of any contingency with respect to Middle Bay's obligations; or

     (iii) by NPC and Bison acting together (A) at any time if the representations and warranties of Middle Bay contained in Article IV were incorrect in any material respect when made or at any time thereafter, or (B) at any time after December 31, 1996 if any of the conditions precedent set forth in Section 8.2 have not been met; or

     (iv) by NPC upon failure of any contingency with respect to NPC's obligations.

Such termination shall be effective upon the effective date of such Notice.

     (b)     In the event of termination pursuant to the provisions of this
Section 13.13, this Agreement shall have no further force or effect, and no party shall have any liability to any of the other parties in respect of this Agreement, unless the termination was prompted by any material misrepresentation, breach of warranty or breach of covenant or other agreement by any party, in which event such party shall be liable to the other party for all costs and expenses of the other party in connection with the preparation, negotiation, execution and performance of this Agreement.

     (c) The provisions of this Section 13.13 are not intended to provide an exclusive remedy for any party's misrepresentation, breach of warranty, breach of covenant or other default. Any party may elect to enforce its rights under this Agreement, by seeking any remedy available at law or in equity (including specific performance), instead of electing to terminate this Agreement pursuant to this Section 13.13. The provisions of this Section
13.13 are intended to provide the exclusive remedy for failure of any contingency or condition precedent described in this Agreement, except to the extent that such failure results from misrepresentation, breach of warranty, breach of covenant or other default by any party.

     13.14 Signatures Required. This Agreement shall not become effective until or unless this Agreement is signed by Middle Bay, NPC and Bison.

     IN WITNESS WHEREOF, the parties to this Agreement have signed this Agreement under seal on the day and year first above written or as otherwise set forth below.

"MIDDLE BAY"               MIDDLE  BAY  OIL  COMPANY,  INC.


Date:  12/19/96            By:  /s/ John J. Bassett
                              ------------------------------
                                John J. Bassett, President


"NPC"                      NPC  ENERGY  CORP.


Date:  12/18/96            By:  /s/ C. J. Lett, III
                              ------------------------------
                                C. J. Lett, III, President


"BISON"                    BISON   ENERGY  CORPORATION


Date:  12/18/96            By:  /s/ C. J. Lett, III
                              ------------------------------
                                C. J. Lett, III, President

The undersigned, C.J. Lett, hereby joins in this Agreement for the sole purpose of being bound by the provisions of Section 9.1(c) hereof and has not assumed, or become responsible for, any representations, warranties or other agreements herein.

                                /s/ C. J. Lett, III
                              -----------------------------
                                C. J. Lett, III

EXHIBITS

     Exhibit A     Properties
     Exhibit B     Ryder Scott Summary
     Exhibit C     Partnership Shareholders
     Exhibit D     Bison NPC Common Sock
     Exhibit E     PUDs
     Exhibit F     Exceptions to Representations and Warranties
     Exhibit G     Financial Statements
     Exhibit H     Environmental Exceptions
     Exhibit I     Properties Subject to Change of Operator

SCHEDULES

     Schedule 5.8     Litigation
     Schedule 5.9     Employee Benefits

Exhibit "A"

ID	     LEASE/WELL NAME	  SEC	TWP	RNG  COUNTY	    ST	 NPCWI	     NPCONRI	   NPCGNRI	   NPCORI	    NPCGRI	    NPCOIL Rev	NPCGAS Rev
------- ----------------- --- --- ---- ---------- --- ---------- ---------- ---------- ---------- ---------- ---------- ----------

95500   ADAMS 1-22 (ORI)  22 	29N	 16W	WOODS	     OK		                                 0.04101560 0.04101560	0.04101560	0.04101560
72100  	BELL #1-22        22  21N	 21W	WOODWARD   OK	 0.28820000 0.20750400 0.20750400	                      0.20750400	0.20750400
83900	  BARNES 1-A SWD	   13 	19N 	 1W	PAYNE	     OK	 1.00000000 0.00000000	0.00000000
61300	  BRYAN ROYALTY     34 	17N	  4W	LOGAN	     OK		                                 0.03789060 0.03789060	0.03789060 0.03789060
         (ORI)
71600	  BURKHEAD #1       33	  6N	  2W	MCCLAIN	   OK	 0.25000000 0.19433584	0.19433584                       0.19433584	0.19433584
1145187	COBERLY 1A-2       2	 30S	  7W	KINGMAN	   KS	 1.00000000	0.80000000	0.80000000			                    0.80000000	0.80000000
1137150	CRITSER 1A	       16	 31S	  8W	HARPER	    KS	 0.58250000	0.47783203	0.47783203			                    0.47783203	0.47783203
1137151 CRITSER 1B	       16	 31S	  8W	HARPER	    KS	 0.63745827	0.50996662	0.50996662			                    0.50996662	0.50996662
1137152	CRITSER C #1,#2   16	 31S	  8W	HARPER	    KS	 0.63968750	0.51175000	0.51175000			                    0.51175000	0.51175000
1145150 CRUMLEY #1,3,4	   22	 30S	  7W	KINGMAN	   KS	 0.48437500	0.39733883	0.39733883			                    0.39733883	0.39733883
1137154 DARNES RANCH     	24	 31S	  9W	HARPER	    KS	 0.48437500	0.42382811	0.42382811			                    0.42382811	0.42382811
         #1,2,3,4 SWD 5
1145151	DEE #1	           31	 29S	  8W	KINGMAN    KS 	0.06250000	0.04718750	0.04718750			                    0.04718750	0.04718750
1137158	DRESSER 1 B	       9	 31S	  8W	HARPER	    KS	 0.57718750	0.46175000	0.46175000			                    0.46175000	0.46175000
1137157	DRESSER 1A	        9 	31S	  8W	HARPER	    KS	 0.58250000	0.50968750	0.50968750			                    0.50968750	0.50968750
1137159	DRESSER 1C	        9 	31S	  8W	HARPER     KS	 0.33500000	0.26800000	0.26800000			                    0.26800000	0.26800000
66300	  DRUMMOND 1-A,2-A  28 	22N	  9E	OSAGE	     OK	 0.23000000	0.18476660	0.18476660			                    0.18476660	0.18476660
57900	  FARRIS #1-30	     30 	25N  13W	WOODS	     OK	 0.50000000	0.41750000	0.41750000			                    0.41750000	0.41750000
94100	  FARRIS #2-30	     30 	25   13W	WOODS	     OK	 0.50000000	0.41750000	0.41750000			                    0.41750000	0.41750000
1137161	FLEMING 1B	        8 	31S	  8W	HARPER	    KS	 0.72377091	0.57901673	0.57901673			                    0.57901673	0.57901673
1137160	FLEMING A #1	      8 	31S	  8W	HARPER	    KS	 0.58250000	0.50968747	0.50968747			                    0.50968747	0.50968747
50000	  FMLU/KOCH TRACTS  32 	22N	  1W	NOBLE	     OK	 0.16661500	0.14471606	0.14471610	0.00003823	0.00003823	0.14475429	0.14475433
78000	  FOUTS #1-A	        5  	9N	  7E	SEMINOL    OK		                                 0.06250000	0.06250000	0.06250000	0.06250000
75900	  GENGLER #1	       31 	20N	  1W	NOBLE	     OK	 1.00000000	0.81148221	0.80450000	                      0.81148221	0.80450000
93000	  GENGLER #2	       31 	20N	  1W	NOBLE	     OK	 1.00000000	0.78750000	0.78750000	                      0.78750000	0.78750000
59700	  HARMON #4	        33	 18N	  4W	LOGAN	     OK	 1.00000000	0.82031250	0.82031250	                      0.82031250	0.82031250
17700	  HARMON/NW CRESEN  33	 18N	  4W	LOGAN	     OK		                                 0.05468700	0.01073949	0.05468700	0.01073949
         #108 (ORI)
1145152 HARTMAN #1	       16	 30S	  8W	KINGMAN    KS	 0.48437500	0.38409420	0.38409420			                    0.38409420	0.38409420
53150	  HEISTER #1	       24 	10N	  2E	POTTAWATOM OK	 0.98749327	0.79388423	0.79388027			                    0.79388423	0.79388027
1137163 HOSTETLER #2      19	 31S	  6W	HARPER	    KS	 0.06250000	0.05468750	0.05468750			                    0.05468750	0.05468750
91500	  JONES ESTATE      	4 	17N	  4W	LOGAN	     OK		                                 0.01319760	0.01319760	0.01319760	0.01319760
200500	 KOZIARI ROYALTY  	34  	6N	 15E	ST. CLAIR	 MI	 	                                0.00122628	0.00122628	0.00122628	0.00122628
         TR 2
71800	  KRAFT STATE #1-30 30 	1N	  27E CM	BEAVER  OK	 0.19672821	0.16322995	0.16322995			                    0.16322995	0.16322995
90800	  KRAFT STATE #2-30 30 	1N 	 27E CM	BEAVER	 OK	 0.19672821	0.18054740	0.18054740			                    0.18054740	0.18054740
         (UPPER & LOWER)
91700	  KRAFT STATE #3-30	30 	1N	  27E CM	BEAVER	 OK	 0.23376664	0.18058470	0.18058470			                    0.18058470	0.18058470
91800	  KRAFT STATE #4-30 30 	1N	  27E CM	BEAVER	 OK	 0.23376664	0.18058470	0.18058470			                    0.18058470	0.18058470
91900	  KRAFT STATE #5-30 30 	1N	  27E CM	BEAVER	 OK	 0.23376664	0.18058474	0.18058474			                    0.18058474	0.18058474
95300	  KRAFT STATE A#1	  30 	1N	  27E CM	BEAVER	 OK	 0.11688330	0.09029240	0.09029240			                    0.09029240	0.09029240
1145155	KYLE 1A	          10 	30S	  7W	KINGMAN	   KS	 0.44187500	0.35350000	0.35350000			                    0.35350000	0.35350000
1145155	KYLE HC #2,3	      3 	30S	  7W	KINGMAN	   KS	 0.44187500	0.35350000	0.35350000			                    0.35350000	0.35350000
82400	  LEHMKUHL SWD	     31 	20N	  1W	PAYNE	     OK	 1.00000000	0.00000000	0.00000000
60400	  LONGTON-COWSAR   	22 	15N	  5E	LINCOLN	   OK		                                 0.03000000	0.03000000	0.03000000	0.03000000
         ROYALTY (ORI)
82600	  LOWRY 2,3,4,5,6	  12 	19N	  1W	PAYNE	     OK	 1.00000000	0.82499800	0.82499800			                    0.82499800	0.82499800
1184150	MCMILLAN #3	      29 	22S	 14W STAFFORD   KS	 0.53125000	0.42500000	0.42500000		 	                   0.42500000	0.42500000
93100	  MEYER # 1	        31 	20N	  1W	NOBLE	     OK	 1.00000000	0.83005980	0.83005980			                    0.83005980	0.83005980
75200	  MOORE #1-6	        6 	18N	 20W DEWEY	     OK	 0.03692100	0.02842800	0.02842800			                    0.02842800	0.02842800
1137167 MUIR #1B,2B	      10 	31S	  8W	HARPER	    KS	 0.30937500	0.24750000	0.24750000			                    0.24750000	0.24750000
1137166	MUIR AB #1	       12 	31S	  9W	HARPER	    KS	 0.06250000	0.05468750	0.05468750			                    0.05468750	0.05468750
11000	  MUNDELL W.F.      15 	18N	  8E	CREEK	     OK		                                 0.00961450	0.00961450	0.00961450	0.00961450
         (ORI)
95000++ N.KREMLIN MISENER  4 	24N	  6W	GARFIELD	  OK	 0.37222732	0.29121307	0.29121307			                    0.29121307	0.29121307
         SAND UNIT  ++
96100	  NELSON #12	       30 	20N	  1W	NOBLE	     OK	 0.33333250	0.25638867	0.25638867			                    0.25638867	0.25638867
82300	  NELSON            30 	20N	  1W	NOBLE	     OK	 0.22222170	0.16583330	0.16583330			                    0.16583330	0.16583330
         7,8,9,10,11
1137168	NEWBERRY          35 	31S	  9W	HARPER	    KS	 0.42335036	0.34728689	0.34728689			                    0.34728689	0.34728689
         1,2 & 3, 1 SWD
57000	  NW CRESCENT       33	 18N	  4W	LOGAN	     OK	 0.26870000	0.21986518	0.21363299			                    0.21986518	0.21363299
         WATER FLOOD
76600	  PARKER # 1	        3 	18N  11E	CREEK	     OK	 0.25000000	0.20000000	0.20000000			                    0.20000000	0.20000000
66900	  PHELPS #1	23      26 	17N	 17W	DEWEY	     OK	 0.35009800	0.25786650	0.25786650			                    0.25786650	0.25786650
89000	  PHILLIPS #1 (ORI)  3 	17N	  4W	LOGAN	     OK                                   0.04119990	0.04119990	0.04119990 0.04119990
57800	  PICKETT #1	       30 	28N	  3W	GRANT	     OK	 1.00000000	0.80000000	0.80000000			                    0.80000000	0.80000000
78500	  RILEY JO FANCHER  25	 10N 	 2E	POTTAWATOM OK		                                 0.00006250	0.00006250
49600	  RINGWOOD-MANNING      			      MAJOR	     OK		                                 0.00006350	0.00006350	0.00006350	0.00006350
         UNIT (ORI)
65800	  ROUT #2	          12 	17N	  4W	LOGAN     	OK	 0.87500000	0.76562499	0.76562499			                    0.76562499	0.76562499
79600	  RUDD #1,2,3	      30 	20N	  1W	NOBLE	     OK	 1.00000000	0.75000000	0.74250000		 	                   0.75000000	0.74250000
90700	  RUDD #4	          30 	20N	  1W	NOBLE	     OK	 1.00000000	0.75000000	0.75000000			                    0.75000000	0.75000000
1137170	SANDERS           19 	31S	  8W	HARPER	    KS	 0.42625000	0.34100000	0.34100000			                    0.34100000	0.34100000
         #1-19, 2-19
55800	  SAVAGE ROYALTY/  	29 	22N 	 1E	NOBLE	     OK		                                 0.00607600	0.00607600	0.00607600	0.00607600
         S.OTOE TR #9
90100	  SHAWNEE LAKE      25 	10N	  2E	POTTAWATOM OK	 0.98024424	0.78413274	0.75446579			                    0.78413274	0.75446579
         WATERFLOOD
58300	  SHERRILL ROYALTY   5 	18N	  4E	PAYNE	     OK		                                 0.02734380	0.02734380	0.02734380	0.02734380
         (ORI)
60900	  SMITH WEIGAND #1  21 	26N	 11W	ALFALFA	   OK	 1.00000000	0.86500000	0.86500000			                    0.86500000	0.86500000
1137172 STEPHENS 1A	      15 	31S	  8W	HARPER	    KS	 0.32850000	0.28743750	0.28743750			                    0.28743750	0.28743750
1137173 STEPHENS 1B	      16 	31S	  8W	HARPER	    KS	 0.36406250	0.29125000	0.29125000			                    0.29125000	0.29125000
17900	  TAUTFEST ROYALTY	 32	 24N	  1E	NOBLE	     OK		                                 0.05468700	0.05468700	0.05468700	0.05468700
1137174 VALDOIS A#1	       2 	31S	  8W	HARPER	    KS	 0.32850000	0.28743750	0.28743750	                      0.28743750	0.28743750
1137175	VALDOIS B#1,2	     3 	31S	  8W	HARPER	    KS	 0.24125000	0.19300000	0.19300000			                    0.19300000	0.19300000
701500  WARDELL FEDERAL    9 	28N 108W	SUBLETTE   WY		                                 0.00697925	0.00697925	0.00697925	0.00697925
         #1-4
1137102 WARREN 1A	        17 	31S	  8W	HARPER	    KS	 0.58250000	0.50968750	0.50968750			                    0.50968750	0.50968750
68700	  WELLS #1	         14 	5N	   3W	MCCLAIN	   OK	 0.25000000	0.19403100	0.19403100			                    0.19403100	0.19403100
13300	  WEWOKA NW SAND UN              SEMINOLE   OK		                                 0.01078401	0.01078401	0.01078401	0.01078401
1137177 WILEY #2A-29	     29 	31S	  8W	HARPER	    KS	 0.28562500	0.22850000	0.22850000			                    0.22850000	0.22850000
1137178 WILLIAMS A #1	    11	 31S	  8W	HARPER	    KS	 0.32850000	0.28743750	0.28743750			                    0.28743750	0.28743750
401700  WILSON, ELRICK               		ROBERTS	   TX	 0.25000000	0.20312500	0.20312500			                    0.20312500	0.20312500
         #1 TN&O RAILROAD
1145161 WINGATE #1,#2	     1 	31S	  9W	HARPER	    KS 	0.20000000	0.16000000	0.16000000			                    0.16000000	0.16000000
95800 	 WOODWARD         	21	224N	 20W	WOODWARD	  OK		                                 0.00140000	0.00140000	0.00140000	0.00140000
         IODINE UNIT #3
1137179	YODER A #1	       11	 31S	  8W	HARPER	    KS 	0.45312500	0.36250000	0.36250000			                    0.36250000	0.36250000
 	      DOMBAUGH 2-21	    21	 31S	  8W	HARPER	    KS	 0.19875000	0.15148400	0.15148400			                    0.15148400	0.15148400
       	DOMBAUGH 3-21	    21	 31S	  8W	HARPER	    KS	 0.19875000	0.15148400	0.15148400			                    0.15148400	0.15148400
	       KYLE HC 4-3	       3	 30S	  7W	KINGMAN    KS	 1.00000000	0.80000000	0.80000000			                    0.80000000	0.80000000
        KYLE 1A	          10 	30S	  7W	KINGMAN    KS	 1.00000000	0.80000000	0.80000000			                    0.80000000	0.80000000
       	MUIR 4A-10 TWIN	  10	 31S	  8W	HARPER	    KS	 1.00000000	0.80000000	0.80000000			                    0.80000000	0.80000000
        RAIDA 2	          18 	30S	  6W	HARPER	    KS	 0.62500000	0.51025100	0.51025100			                    0.51025100	0.51025100
       	STEPHENS 2B-15	   16 	31S	  8W	HARPER	    KS	 1.00000000	0.80000000	0.80000000			                    0.80000000	0.80000000
       	STEPHENS 3B-15	   16 	31S	  8W	HARPER	    KS	 1.00000000	0.80000000	0.80000000			                    0.80000000	0.80000000
      	 SWINGLE 2-14     	14 	30S	  9W	KINGMAN    KS	 0.50000000	0.43250000	0.43250000			                    0.43250000	0.43250000
       	VALDOIS 3B-2	      3 	31S	  8W	HARPER	    KS	 1.00000000	0.80000000	0.80000000			                    0.80000000	0.80000000
       	WINGATE 3-1	       1 	31S	  9W	HARPER	    KS	 1.00000000	0.80000000	0.80000000			                    0.80000000	0.80000000
        BARNES A1	        13 	19N	  1W	PAYNE	     OK	 1.00000000	0.82499800	0.82499800			                    0.82499800	0.82499800
        HARMON 4	         33 	18N	  4W LOGAN	     OK	 1.00000000	0.82031300	0.82031300			                    0.82031300	0.82031300
       	SMITH WEIGAND 1E  21 	26N	 11W	ALFALFA    OK	 1.00000000	0.86500000	0.86500000			                    0.86500000	0.86500000
       	SMITH WEIGAND 1H  21 	26N	 11W	ALFALFA    OK	 1.00000000	0.86500000	0.86500000			                    0.86500000	0.86500000
       	SMITH WEIGAND 1T  21	 26N	 11W	ALFALFA    OK	 1.00000000	0.86500000	0.86500000			                    0.86500000	0.86500000
       	LOWRY 6	          12 	19N	  1W	PAYNE	     OK	 1.00000000	0.82499800	0.82499800			                    0.82499800	0.82499800
       	NELSON 10	        30 	20N	  1W	NOBLE	     OK	 0.22222220	0.16583300	0.16583300			                    0.16583300	0.16583330
      	 NELSON 11	        30 	20N	  1W	NOBLE	     OK	 0.22222220	0.16583300	0.16583300			                    0.16583300	0.16583330
       	NELSON 12	        30 	20N	  1W	NOBLE	     OK	 0.33333330	0.25638600	0.25638600			                    0.25638600	0.25638600
       	NELSON 8 	        30 	20N	  1W	NOBLE	     OK	 0.22222220	0.16583300	0.16583300			                    0.16583300	0.16583330
        PARKER 1	         30 	20N	  1W	CREEK	     OK	 0.25000000	0.20000000	0.20000000			                    0.20000000	0.20000000

Footnotes:	 ++NKMSU interest is subject to 30% NPI reversion to NCRA atr 66,000
Net BO abd $750,00 net rev., limited to a maximum of $300,000

Exhibit "B"
NPC ENERGY CORPORATION
ESTIMATED FUTURE RESERVES AND INCOME
SUMMARY OF GROSS AND NET RESERVE AND INCOME DATA
CONSTANT CASE
AS OF JANUARY 1, 1996

	                                        		ESTIMATED REMAINING RESERVES								                ESTIMATED FUTURE DOLLARS
                            -------------------------------------------------  --------------------------------------------------
                           	                8/8 THS              NET								            			               NET INCOME BEFORE FIT
                            RES.      ------------------  -------------------  GROSS REV.                ------------------------
                           	TYPE	     OIL/COND.	    GAS		 OIL/COND.		SALE GAS		AFTER PROD.		   TOTAL				               DISCOUNTED
                           	(A)     		BARRELS(B)		  MMCF		BARRELS(B) 		MMCF		     TAXES		   DEDUCTIONS		 UNDISOUNTED		  @ 10.00%
                            ---       ---------     ----  ---------    ----    -----------  ----------   -----------   ----------
SPIVEY GRABS FIELD,
KINGMAN COUNTY, KANSAS
COBERLY 1-2 (MISS)	         PV-BP		     25,000		    150		   20,000		    120 		   626,093		    159,892		    466,201		    321,157

SPIVEY-GRABS-BASIL FIELD,
HARPER COUNTY, KANSAS
CRITSER NO 1A (MISS)	       PV-PD		      8,635		    333		    4,126		    159		    472,207		    214,876		    257,331		    119,949

SPIVEY-GRABS FIELD
HARPER COUNTY, KANSAS
CRITSER NO. 1B (MISS)	      PV-PD          113		      0		       58		      0		      1,538		      1,496		         42		         42
CRITSER C NO. 1 & 2
(MISS)	                     PV-PD     		13,794		     34		    7,059		     18		    163,625 	    129,974   	   33,651		     27,116

SPIVEY-GRABS-BASIL FIELD,
HARPER COUNTY, KANSAS
CRUMLEY NO. 1, 3 & 4
(MISS)	                     PV-PD		        778		      2		      309		      1		      6,880		      6,814		         66		         66

SPIVEY-GRABS-BASIL FIELD,
HARPER COUNTY, KANSAS
DARNES RANCH 1,2,3,4
(MISS)	                     PV-PD	     	25,652		    104		   10,872     		44		    263,049		    190,715  		   72,334		     54,054

UNKNOWN FIELD,
KINGMAN COUNTY, KANSAS
DEE 1 (MISS)	               PV-PD		          0		     17		        0      		1		      1,805		      1,509   		     296		        263

SPIVEY-GRABS-BASIL FIELD,
HARPER COUNTY, KANSAS
DRESSER NO 1A (MISS)	       PV-PD		     12,373		    210		    6,306		    107		    367,855		    177,231		    190,624   		 114,486
DRESSER NO 1B (MISS)	       PV-PD	     	23,140		     93		   10,685		     43		    281,800		    154,410		    127,390		     77,518
DRESSER NO 1C (MISS)	       PV-PD	          	0		      0		        0		      0  		        0		          0		          0		          0
FLEMING NO 1B (MISS)	       PV-PD     		15,186	    	127    		8,793	     	74	   	 248,792		    164,524		     84,268		     55,785

SPIVEY-GRABS-BASIL FIELD,
HARPER COUNTY, KANSAS
HARTMAN NO 1 (MISS)	        PV-PD		          0		      0		        0		      0		          0		          0		          0		          0

UNKNOWN FIELD,
HARPER COUNTY, KANSAS
HOSTETLER 2 (MISS)	         PV-PD      		8,985		      0		      491		      0		      8,531		      6,592		      1,939		      1,515

SPIVEY-GRABS-BASIL FIELD,
HARPER COUNTY, KANSAS
FLEMING A, JAMES 1 (MISS)	  PV-PD		     12,479		    154		    6,361		     78		    217,295		    130,434		     86,861		     55,049
KYLE NO 1A (MISS)	          PV-PD		          0		      0		        0		      0		          0		          0		          0		          0

SPIVEY-GRABS-BASIL FIELD,
KINGMAN COUNTY, KANSAS
KYLE HC NO. 2 & 3 (MISS)  	 PV-PD	     	13,865		    353		    4,898		    125		    251,062		    145,260		    105,802  		   68,087

WOOD NW FIELD,
STAFFORD COUNTY, KANSAS
MCMILLAN NO. 3 (LKC)	       PV-PD     		11,126		      0		    4,729		      0		     82,091		     59,912		     22,179		     16,558

SPIVEY-GRABS-BASIL FIELD,
HARPER COUNTY, KANSAS
MUIR NO. 1B & 2B (MISS)	    PV-PD	     	29,409    		162    		7,279     		40		    220,694		    135,601		     85,093		     56,925

UNKNOWN FIELD,
HARPER COUNTY, KANSAS
MUIR AB 1 (MISS)	           PV-PD	      	3,484		     16		      191		      1		      4,335		      3,624		        711		        600

SPIVEY-GRABS-BASIL FIELD,
KINGMAN COUNTY, KANSAS
NEWBERRY NO. 1, 2 & 3
(MISS)	                     PV-PD	     	21,438		    557		    7,445		    194		    602,953		    343,615		    259,338 		   140,214
SANDERS NO. 1-19 & 2-19  	  PV-PD	     	23,160	    	266    		7,898     		91   	  312,996 		   184,429		    128,567		     80,836
STEPHENS NO. 1A (MISS)	     PV-PD		     13,188		     87		    3,791		     25		    124,995		     72,736 		    52,259		     32,448
STEPHENS NO. 1B (MISS)	     PV-PD		     52,287		     92		   15,229		     27		    328,301		    136,300		    192,001		    102,652
VALDOIS A NO. 1 (MISS)	     PV-PD		      2,087		      9		      600		      3		     16,627		     14,328		      2,299		      2,043
VALDOIS B NO. 1 & 2
(MISS)	                     PV-PD		     10,985		     32		    2,120		      6		     51,103		     39,824		     11,279		      9,187
WARREN NO. 1 A (MISS)	      PV-PD		      7,591		     95		    3,869 		    48		    131,580		     92,056		     39,524		     27,882
WILEY NO. 2A-29 (MISS)	     PV-PD     		11,427		     27		    2,611 		     6		     56,497 		    35,743		     20,754		     15,354
WILLIAMS A NO. 1 (MISS)	    PV-PD	      	2,098     		18	      	603	      	5		     22,144		     19,139		      3,005		      2,556
WINGATE NO. 1 & 2 (MISS)  	 PV-PD	      	5,152	    	291	      	824     		47 		   101,743		     60,420		     41,323		     29,150
YODER A NO. 1 (MISS)	       PV-PD		        666		      8		      241		      3		      9,896		      9,278		        618		        589

ORLANDO EAST FIELD
PAYNE COUNTY, OKLAHOMA
BARNES 1-A (CLEVELAND)	     PV-BP		     10,000		     50		    8,250		     41		    201,197		     97,443		    103,754		     80,191

OAKDALE FIELD,
WOOD COUNTY, OKLAHOMA
FARRIS NO. 1-30
(CHESTER)	                  PV-PD		          0		    122		       0		      51		     58,989		     29,772		     29,217		     20,347
FARRIS NO. 2-30
(CHESTER)	                  PV-PD		          0		    356		       0		     149		    179,646		     42,019		    137,627		     82,642

ORLANDO FIELD
NOBLE COUNTY, OKLAHOMA
GENGLER NO. 1
(CL-MSNR-MISS)	             PV-PD 		     7,029		     53		   5,704		      43		    153,802		    108,900 		    44,902		     33,909
GENGLER NO. 2
(CL-MSNR-MISS)	             PV-PD		        164		      0		     129		       0		      2,254		      2,200		         54		         53

CRESCENT LOVELL FIELD,
LOGAN COUNTY, OKLAHOMA
HARMON NO. 4 (AVANT)	       PV-PD		          0		      2		       0		       1		      1,110		      1,100		         10	         	10
HARMON NO. 4 (2ND
TONKAWA)	                   PV-BP		          0		    176		       0		     144		    112,392		     81,200		     31,192		     21,061

ORLANDO FIELD,
PAYNE COUNTY, OKLAHOMA
LOWRY 2,3,4,5,6
(MISENER)	                  PV-PD		     10,539		      0		   8,694		       0		    151,454		    132,600		     18,854		     16,513

ORLAND FIELD,
NOBLE COUNTY, OKLAHOMA
MEYER  NO. 1 (CLEVELAND)	   PV-PD		          0		      0		       0		       0		          0		          0		          0		          0

KREMLIN FIELD,
GARFIELD COUNTY, OKLAHOMA
N KREMLIN MISENER SAND
UT	                         PV-PD	     	48,690		     20		  14,179		       6		    259,968		    127,935		    132,033 		   111,099

MAYFLOWER NW FIELD
NOBLE COUNTY, OKLAHOMA
PICKETT NO. 1 (RED FORK)	   PV-PD		          0		      0		       0		       0		          0		          0		          0		          0

CRESCENT LOVELL FIELD,
LOGAN COUNTY, OKLAHOMA
ROUT NO. 2 (MISSISSIPPI)  	 PV-PD		      3,248		     11	   	2,487		       8		     53,421		     44,100		      9,321		      7,760

ORLAND FIELD,
NOBLE COUNTY, OKLAHOMA
RUDD NO. 1, 2 & 3	          PV-PD		          0		      0		       0		       0		          0		          0		          0		          0
RUDD NO. 4 (PERRY)	         PV-PD		          0		      0		       0		       0		          0		          0		          0		          0
RUDD NO. 4 (SKINNER)       	PV-BP      		4,000	     	13	   	3,000        	9 		    63,059		     42,580		     20,479		     17,186
RUDD NO. 4 (MISSISSIPPI)	   PV-BP		     13,000		     13		   9,750		      10		    181,075		     93,678		     87,397		     71,748

SHAWNEE LAKE FIELD,
POTTAWATOMIE COUNTY,
OKLAHOMA
SHAWNEE LAKE WATERFLOOD	    PV-PD		          0  		    0		       0		       0		          0		   (101,720)  		 101,720 		   101,299

CHEROKEE SW FIELD,
ALFALFA COUNTY, OKLAHOMA
SMITH WEIGAND NO. 1
(TONK)	                     PV-PD	        	217    		217	     	188	     	188		    254,930		     86,000		    168,930		    110,405
SMITH WEIGAND NO. 1
(ENDIC)	                    PV-BP		          0		    100		       0		      87		    115,722		     52,726		     62,996		      7,874

HARMON NORTH FIELD,
WOODWARD COUNTY, OKLAHOMA
BELL NO. 1-22 (CG)	         PV-PD		      3,998		     10		     830		       2		     18,481		     15,216		      3,265		      2,882

WAYNE SW FIELD,
MCCLAIN COUNTY, OKLAHOMA
BURKHEAD NO. 1 (VIOLA)	     PV-PD		         56		      0		      11		       0		        211		        200		         11		         10

HOMINY SOUTH FIELD,
OSAGE COUNTY, OKLAHOMA
DRUMMOND 1A, 2A
(RED FORK)	                 PV-PD		          0		      0		       0		       0		          0		          0		          0 		         0

POLO FIELD,
NOBLE COUNTY, OKLAHOMA
FMLU/KOCH TRACTS (MISS)	    PV-PD	    	856,381	      	7		  123,965		      1		  2,074,084		  1,015,692		  1,058,392		    430,824

SHAWNEE LAKE UNIT EAST
FIELD, POTTAWATOMIE
COUNTY, OKLAHOMA
HEISTER NO. 1              	PV-PD		     17,130		      0		   12,441		      0		    208,057		    134,984		     73,073		     49,925

LOGAN SOUTH FIELD,
BEAVER COUNTY, OKLAHOMA
KRAFT-STATE NO. 1-30	       PV-PD		        384		     87		       63		     14		     19,048		     11,687		      7,361		      6,271
KRAFT-STATE NO. 2-30	       PV-PD		      6,273		    369		    1,024		     60		     93,228		     50,358		     42,870		     32,007
KRAFT-STATE NO. 3-30	       PV-PD		     20,144		    101		    3,638		     18		     83,815		     42,548		     41,267		     30,169
KRAFT-STATE NO. 4-30	       PV-PD		      1,891		    236		      341		     43		     59,633		     31,323		     28,310		     20,923
KRAFT-STATE NO. 5-30	       PV-PD		          0		      0		        0		      0		          0		          0		          0		          0
KRAFT-STATE A NO. 1	        PV-PD		     14,174		    113		    1,280		     10	 	    36,526		     17,537		     18,989		     13,643

VICI SW FIELD,
DEWEY COUNTY, OKLAHOMA
MOORE B NO. 1-6 (RED FORK)	 PV-PD		      3,453		    432		       98		     12		     21,021		      8,290		     12,731		      8,645

ORLANDO FIELD,
NOBLE COUNTY, OKLAHOMA
NELSON NO. 8, 10 & 11
(MISENER)	                  PV-PD		     13,645		     40		    2,263		      7		     44,427		     30,006  		   14,421		     13,462
NELSON NO. 8, 10 & 11
(SKINNER)	                  PV-BP		     24,000		     75		    3,980		     12		     79,038		     37,360		     41,678		     26,490
NELSON NO. 12 (MSNER-MISS)	 PV-PD		          0		      0		        0		      0		          0		          0		          0		          0
NELSON NO. 12 (SKINNER)	    PV-BP		      8,000		     25		    2,051		      6		     40,731		     18,681		     22,050		     18,918

CRESCENT LOVELL FIELD,
LOGAN COUNTY, OKLAHOMA
NW CRESCENT WATERFLOOD	     PV-PD		      8,566		    137		    1,883		     29		     70,400		     42,563		     27,837		     22,568

SAND SPRINGS FIELD,
CREEK COUNTY, OKLAHOMA
PARKER NO. 1 (RED FORK)	    PV-PD		          0		      0		        0		      0		          0		          0		          0		          0
PARKER NO. 1 (BARTLESVILLE)	PB-BP		      8,800		      0		    1,771		      0		     29,610		     13,974		     15,636		     13,668

PUTNAM FIELD,
DEWEY COUNTY, OKLAHOMA
PHELPS NO. 1-23 (RED FORK)	 PV-PD		      2,313		    219		      596		     57		     93,010		     61,262		     31,748		     22,940

CHEROKEE SW FIELD,
ALFALFA COUNTY, OKLAHOMA
SMITH, HELEN NO. 1
(WILCOX)	                   PV-SI		          0		      0		        0		      0		          0		          0		          0		          0
SMITH, HELEN NO. 1
(TONKAWA)	                  PV-BP		          0		    250		        0		    216		    289,307 		   137,847		    151,460		     94,346
SMITH, HELEN NO. 1
(ENDICOT)	                  PB-BP		          0		    100		        0		     87		    115,722		     66,752		     48,970		      8,415
SMITH, HELEN NO. 1
(HOOVER)	                   PV-BP		          0		    150		        0		    130		    173,584		     42,001		    131,583		     14,769

PAYNE FIELD,
MCCLAIN COUNTY, OKLAHOMA
WELLS NO. 1 (HART/RF)	      PV-PD		      2,318		    508		      450		     99		    196,340		     37,875		    158,465		     94,950

HODGES FIELD,
OCHILTREE COUNTY, TEXAS
WILSON, ELRICK NO. 1
(OLVD)	                     PV-PD		      4,981 	    	61	    	1,012     		12		     35,435		     28,331		      7,104		      5,901

FALKNER NE FIELD,
WOODS COUNTY, OKLAHOMA
ADAMS NO. 1-22	             PV-PD		          0		     31		        0		      1		      1,601 		         0		      1,601		      1,404

CRESCENT LOVELL FIELD,
LOGAN COUNTY, OKLAHOMA
BRYAN ROYALTY	              PV-PD		          0		      0		        0		      0 		         0		          0 		         0		          0

UNKNOWN FIELD,
SEMINOLE COUNTY, OKLAHOMA
FOUTS 1-A 	                 PV-SI		          0		      0		        0		      0		          0		          0		          0		          0

CRESCENT LOVELL FIELD,
LOGAN COUNTY, OKLAHOMA
HARMON/NW CRESENT
NO. 108	                    PV-PD		        101		     14		        6		      1		      1,043		          0		      1,043		      1,013

UNKNOWN FIELD,
LOGAN COUNTY, OKLAHOMA
JONES ESTATE (WILCOX)	      PV-SI		          0		      0		        0		      0		          0  		        0		          0		          0

COLUMBUS THREE FIELD,
ST.-CLAIR COUNTY, MICHIGAN
KOZIARI ROYALTY (NIAGRAN)	  PV-PD		     19,072	      	0		      770		      0		     13,348		        134		     13,214		     11,902

STROUD FIELD,
LINCOLN COUNTY, OKLAHOMA
LONGTON-COWSAR (SKINNER)	   PV-SI		          0		      0		        0		      0		          0		          0 		         0		          0

OLIVE FIELD,
CREEK COUNTY, OKLAHOMA
MUNDELL W.F. (REDFORK)	     PV-PD		     70,842		      0		      681	 	     0		     11,390		          0 		    11,390		      7,919

CRESCENT LOVELL FIELD,
LOGAN COUNTY, OKLAHOMA
PHILLIPS NO. 1 (WILCOX)	    PV-PD		      6,142		     55		      253		      2		      6,259		          0		      6,259		      4,295

UNKNOWN FIELD,
POTTAWATOMIE COUNTY,
OKLAHOMA
RILEY JO FANCHER 1-25	      PV-SI		          0		      0	        	0	      	0		          0		          0		          0		          0

RINGWOOD FIELD,
MAJOR COUNTY, OKLAHOMA
RINGWOOD-MANNING UNIT	      PV-PD		    164,847		      0		       11		      0		        176		          0		        176		        119

OTOE CITY FIELD,
NOBLE COUNTY, OKLAHOMA
SAVAGE/S. OTOE TR
NO. 9	                      PV-SI		          0		      0 		       0		      0		          0		          0		          0		          0

RIPLEY NORTH FIELD,
PAYNE COUNTY, OKLAHOMA
SHERRILL ROYALTY	           PV-SI		          0		      0 		       0		      0 		         0		          0		          0		          0

CERES SOUTH FIELD,
NOBLE COUNTY, OKLAHOMA
TAUTFEST	                   PV-PD		          0		      0		        0		      0		          0		          0		          0		          0

JONAH FIELD,
SUBLETTE COUNTY, WYOMING
WARDELL FEDERAL NO. 1-4	    PV-SI		          0		      0		        0		      0		          0		          0		          0		          0

WEWOKA NW FIELD,
SEMINOLE COUNTY, OKLAHOMA
WEWOKA NW SAND UNIT
NO. 1	                      PV-PD		          0		      0		        0		      0		          0		          0		          0		          0

BOILING SPRING FIELD,
WOODWARD COUNTY, OKLAHOMA
WOODWARD IODINE UNIT
NO. 3	                      PV-PD		          0		      2  	 	     0		      0		          3		          0		          3		          3

SPIVEY GRABS FIELD,
HARPER COUNTY, KANSAS
DOMBAUGH 2-21 (MISS)	       PB-UD		     25,000		     60		    3,787		      9		     86,812		     53,958		     32,854		     16,866
DOMBAUGH 3-21 (MISS)	       PS-UD		     25,000		     60		    3,787		      9		     86,825		     53,962 		    32,863		     16,734

SPIVEY GRABS FIELD,
KINGMAN COUNTY, KANSAS
KYLE HC 4-3 (MISS)	         PV-UD		     25,000		    205		   20,000		    164		    727,912		    287,933		    439,979		    259,630
KYLE 1A (KS HERTHA)	        PV-BP		      5,000		      0		    4,000 		     0		     69,442		     49,450		     19,992		     14,542

SPIVEY GRABS FIELD,
HARPER COUNTY, KANSAS
MUIR 4A-10 TWIN (MISS)	     PV-UD	 	    20,000		    200		   16,000		    160		    647,927		    263,260		    384,667		    230,473
RAIDA 2 (MISS)	             PV-UD		      5,010		    300		    2,556		    153		    391,636		    130,598 		   261,038 		   195,470
STEPHENS 2B-15 (MISS) 	     PV-UD		     25,000		    200		   20,000		    160		    717,159		    268,379		    448,780		    269,930
STEPHENS 3B-15 (MISS)	      PV-UD		     25,000		    200		   20,000		    160		    718,297		    268,422		    449,875		    261,797

SPIVEY GRABS FIELD,
KINGMAN COUNTY, KANSAS
SWINGLE 2-14 (MISS)	        PV-UD		      2,400		    300		    1,038		    130		    317,001		    133,271		    183,730		    115,919

SPIVEY GRABS FIELD,
HARPER COUNTY, KANSAS
VALDOIS 3B-2 (MISS)	        PV-UD		     20,000		     50		   16,000		     40		    370,298		    249,426		    120,872		     58,226
WINGATE 3-1 (MISS)	         PV-UD		     20,000		    100		   16,000 		    80		    463,552		    272,989		    190,563		     99,829

ORLANDO FIELD,
PAYNE COUNTY, OKLAHOMA
LOWRY 6  (CLEVELAND)	       PV-UD		     10,000		     50		    8,250		     41		    195,448		    135,243		     60,205		     39,691

	** GRAND SUMMARY **

PROVED PRODUCING		                  	1,615,687		  6,290		  300,385	  	1,959		  8,553,504		  4,531,752		  4,021,752 		 2,356,736
PROVED NON-PRODUCING			                 89,000		    902		   51,031		    689		  1,835,918 		   760,132		  1,075,786		    680,408
PROVED UNDEVELOPED			                  147,400		  1,305		  117,288		    935		  4,157,594		  1,878,923		  2,278,671		  1,335,495

TOTAL PROVED			                      1,852,087		  8,497		  468,704		  3,583		 14,547,016 		 7,170,807		  7,376,209		  4,372,639

TOTAL PROBABLE			                       33,800		    260		    5,558		    182		    347,866		    187,410		    160,456		     46,823

TOTAL POSSIBLE			                       30,010		    360		    6,343		    162		    478,461		    184,560 		   293,901		    212,204

Exhibit "C"

PARTNERSHIP SHAREHOLDERS

                                           	Shares	   Price Per	   Total
           Owner Name                       Owned	     Share	     Dollars
           ----------                       ------     -----      -------
Midland-PRC Petroleum Partnership 1976-A	   20,208	    $3.50	     $70,728

Midland-PRC Petroleum Partnership 1978-I 	  12,128	    $3.50	      42,448

Midland-PRC Petroleum Partnership 1979-I	   47,072	    $3.50	     164,752

Midland-PRC Petroleum Partnership 1979-II  	17,024	    $3.50	      59,584

Midland-PRC Petroleum Partnership 1980-I	   12,896	    $3.50	      45,136

Midland-PRC Petroleum Partnership 1981-I	   15,408	    $3.50	      53,928

Midland-PRC Petroleum Partnership 1982-II	  11,568	    $3.50	      40,488

Midland-PRC Petroleum Partnership 1983-I	   12,640	    $3.50	      44,240

Bison Energy Partners Limited
 Partnership I	                            198,778	    $3.50	     695,723

BEC 1986 Oil & Gas Income Fund	                470	    $3.50	       1,645

Eugene, Inc.                                	2,208    	$3.50       	7,728
                                           -------              ---------

Total Shares                              	350,400           		$1,226,400
                                           =======              =========

Exhibit "D"

COMMON STOCK

                                       	NPC		                   Middle Bay
	                                      Shares    	Conversion	     Shares
       Owner Name                      Owned	        Rate	      Exchanged
       ----------                      -----        ------      ---------
Bison Energy Corporation	             449,600	       1.25	       562,000

Exhibit "E"


LEASE/WELL NAME	      SEC	      TWP 	     RNG	      COUNTY 	         ST
---------------       ---       ---       ---       ------           --
DOMBAUGH 2-21	        21	       31S	      8W	       HARPER	          KS

DOMBAUGH 3-21	        21	       31S	      8W	       HARPER	          KS

KYLE HC 4-3	           3	       30S	      7W	       KINGMAN	         KS

MUIR 4A-10 TWIN	      10	       31S	      8W	       HARPER	          KS

RAIDA 2	              18	       30S 	     6W	       HARPER	          KS

STEPHENS 2B-15	       16	       31S	      8W	       HARPER	          KS

STEPHENS 3B-15	       16	       31S	      8W	       HARPER	          KS

SWINGLE 2-14	         14	       30S	      9W	       KINGMAN	         KS

VALDOIS 3B-2	          3	       31S	      8W	       HARPER	          KS

WINGATE 3-1	           1	       31S	      9W	       HARPER	          KS

Exhibit "F"

REPRESENTATIONS AND WARRANTIES:

The Securities and Exchange Commission (the "Commission") has inquired as to the legal support for NPC's reliance upon Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") for the reorganization effected by NPC in August 1994, whereby the limited partnerships exchanged certain oil and gas properties for common stock of NPC. The Seller has provided the Buyer with all correspondence and filings with the Commission related to that matter.

There are no other material exceptions relating to the Representations and Warranties made by NPC Energy Corp. and Bison Energy Corporation.

Exhibit "G"

NPC ENERGY CORP.
BALANCE SHEET
(UNAUDITED)

                                                              	As Of
                                                            	 10/31/96
                                                              --------
CURRENT ASSETS
  Cash and marketable securities                              $ 686,107
  Accounts receivable 	                                         203,411
  Prepaid expenses	                                                   0
                                                              ---------
        Total Current Assets	                                   889,518

Property (At Cost)
  Undeveloped leasehold	                                             50
  Producing leasehold and equipment	                          6,764,811
                                                              ---------
                                                             	6,764,861
  Less: Accumulated Depletion and Depreciation	              (4,937,613)
                                                              ---------
                                                             	1,827,248

  Other Assets	                                                   2,363
                                                              ---------
                                                            	$2,719,129
                                                              =========

CURRENT LIABILITIES
  Accounts payable	                                           $ 132,643
  Current portion of notes payable	                             331,080
  Income tax payable	                                            22,724
                                                               --------
       Total Current Liabilities                               	486,447

  Note payable to bank	                                         109,189
  Deferred income tax                                          	432,000
                                                               --------
                                                                541,189

STOCKHOLDERS' EQUITY
  Common stock	                                               1,552,292
  Retained earnings	                                            139,201
                                                              ---------
        Total Stockholders' Equity                           	1,691,493
                                                              ---------
                                                            	$2,719,129
                                                              =========

NPC ENERGY CORP
PROFIT AND LOSS STATEMENT
(UNAUDITED)

                                                            	TEN MONTHS
                                                               	ENDED
                                                             	10/31/96
                                                             ----------
  Oil and gas sales                                         	$1,168,482
  Marketing and tax expense                                     	59,086
                                                              ---------
       Net Sales	                                             1,109,396

  Operating expense	                                            653,273
  Depr and depl	                                                133,782
                                                              ---------
                                                               	322,341

  Intangible drilling costs	                                          0
                                                              ---------
                                                               	322,341
  Other Income:
    Gain on sale of assets	                                     103,995
    Other	                                                       24,661
                                                              ---------
                                                               	128,656
  Other Expense:
    Administration department	                                  148,324
    Interest expense	                                            47,641
                                                              ---------
	                                                               195,965

  Operating profit	                                             255,032
                                                              ---------
  Pretax profit                                                 255,032
  Provision for income taxes                                    	54,724
                                                              ---------
  After tax profit                                      	     $ 200,308

NPC ENERGY CORP.
CASH FLOW STATEMENT
(UNAUDITED)

                                                            	TEN MONTHS
                                                               	ENDED
	                                                             10/31/96
                                                             ----------
Cash provided by operations:
  After tax profit	                                           $ 200,308
Items included in after tax profit
  which do not affect cash:
   Depreciation and depletion	                                  133,782
   Deferred income tax                                               	0
   Gain on sale of assets                                     	(103,995)
                                                               --------
                                                               	230,095

Deduct current removals of
 Changes in working capital:
   Accounts receivable                                          	(5,369)
   Accounts payable                                           	(105,147)
   Income taxes payable	                                        115,646
                                                               --------
                                                                 	5,130

Cash used for investment activities:
   Change in property and equipment                              	9,968
   Change in other assets	                                            0
                                                               --------
                                                                 	9,968
                                                               --------
Cash generated before financing                                	245,193

Cash used for financing activities:
   Change in debt	                                             (275,900)
   Dividends	                                                         0
                                                               --------
                                                              	(275,900)
                                                               --------
Change in cash and temporary cash
investments	                                                  ($ 30,707)
                                                               ========

Exhibit "H"

1) NPC has received notification of possible violation concerning the proper tank netting to protect migratory birds. NPC facilities are currently being updated to comply with regulations.


2) The NKMSU is currently pursuing compliance with Mechanical Integrity Tests (MIT) on all injection wells in the Unit. Currently, 2 wells have failed and are being repaired for retesting.

Exhibit "I"

LEASE/WELL NAME         	SEC      	TWP      	RNG	      COUNTY        	ST
---------------          ---       ---       ---       ------         --
BARNES 1-A SWD	           13	      19N	       1W	      PAYNE          OK

FARRIS #1-30	             30	      25N	      13W	      WOODS	         OK

FARRIS #2-30	             30	      25N	      13W	      WOODS	         OK

GENGLER #1	               31	      20N	       1W	      NOBLE	         OK

GENGLER #2	               31	      20N       	1W 	     NOBLE         	OK

HARMON #4	                33	      18N       	4W	      LOGAN	         OK

HEISTER #1 (ESLU)	        24	      10N	       2E	      POTTAWATOMIE	  OK

LEHMKUHL SWD	             31	      20N	       1W      	NOBLE	         OK

LOWRY 2,3,4,5,6	          12	      19N	       1W	      PAYNE	         OK

MEYER #1 	                31	      20N	       1W	      NOBLE	         OK

N.KREMLIN MISENER
 SAND UNIT	                4	      24N	       6W	      GARFIELD	      OK

PHELPS #1	            23, 26	      17N	      17W      	DEWEY	         OK

PICKETT #1	               30	      28N       	3W      	GRANT         	OK

ROUT #2	                  12      	17N       	4W      	LOGAN	         OK

RUDD #1,2,3	              30	      20N	       1W	      NOBLE	         OK

RUDD #4	                  30	      20N	       1W	      NOBLE         	OK

SHAWNEE LAKE
 WATERFLOOD	              25	      10N	       2E	      POTTAWATOMIE	  OK

SMITH WEIGAND #1	         21	      26N	      11W	      ALFALFA	       OK

SCHEDULE 5.8

Litigation:

None.

SCHEDULE 5.9

Employee Benefits:

None.